Exhibit 2.1
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
11 March 2025
RECOMMENDED CASH ACQUISITION
of
CARE REIT PLC
("CRT plc")
by
CR United Bidco Ltd ("Bidco"), a wholly-owned subsidiary of CareTrust REIT, Inc. ("CareTrust")
to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006
Summary
•The boards of directors of CareTrust and CRT plc are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of CRT plc (excluding any Scheme Restricted Shares) by Bidco.
•Under the terms of the Acquisition, CRT plc Shareholders on the register of members of CRT plc at the Scheme Record Time (other than any Sanctions Disqualified Shareholders) will be entitled to receive:
for each CRT plc Share:    108 pence in cash
•The Acquisition Price values the entire issued and to be issued ordinary share capital of CRT plc at approximately £448 million and represents a premium of approximately:
o32.8 per cent. to the closing price per CRT plc Share of 81.3 pence on 10 March 2025 (being the Latest Practicable Date);

o36.0 per cent. to the volume weighted average price per CRT plc Share of 79.4 pence for the one-month period ended 10 March 2025 (being the Latest Practicable Date);

o34.1 per cent. to the volume weighted average price per CRT plc Share of 80.6 pence for the three-month period ended 10 March 2025 (being the Latest Practicable Date); and

o28.1 per cent. to the volume weighted average price per CRT plc Share of 84.3 pence for the 12-month period ended 10 March 2025 (being the Latest Practicable Date).

•For the purposes of Rule 29.1(d) of the Takeover Code, an updated valuation of CRT plc's property portfolio will be included in the Scheme Document (or, if applicable, the offer document).

•The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act, or if Bidco elects, with the consent of the Panel and subject to the terms of the Cooperation Agreement, by way of a Takeover Offer.
•If any dividend and/or other distribution and/or other return of capital is authorised, declared, made or paid or becomes payable in respect of CRT plc Shares on or after the date of this Announcement and before the Effective Date, Bidco reserves the right to reduce the Acquisition Price by the aggregate amount of such dividend and/or other distribution and/or other return of capital.
Background to, and reasons for, the Acquisition
•CareTrust is a self-administered US real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust is NYSE listed and has an equity market capitalisation of approximately US$4.9 billion (£3.8 billion).
•Its portfolio spans 34 states in the US, with over 400 net-leased properties, approximately 43,000 operating beds / units, and 34 operators. All owned properties are leased to tenants under long-term, triple net / FRI leases that include either fixed or CPI-based annual rent escalators. The management of CareTrust, many of whom are former operators, have extensive experience of the sector and highly value their partnerships with operators as a fundamental driver of long-term success.
•CareTrust has spent considerable time evaluating its entry into the UK market and sees attractive underlying dynamics driven by demographics. The acquisition of CRT plc brings a diversified and attractive portfolio of properties in the UK with established operator relationships, providing CareTrust with a platform from which to grow. CareTrust intends to fuel growth via expanding relationships with CRT plc's existing operators, supporting new and existing development and pipeline projects, as well as building relationships with other operators.
•Given its scale and ability to raise capital as well as its confidence in the UK market, CareTrust believes it is well positioned to grow the CRT plc platform further.
Background to, and reasons for, the CRT plc Directors' recommendation
•CRT plc launched in March 2017 with an investment objective of providing an income focused total return to shareholders via investing in long leased healthcare real estate assets in the UK. By focusing on UK care homes, CRT plc looked to take advantage of the considerable market opportunity that existed in this real estate sub-sector which was supported by the underlying fundamentals of a growing and ageing population, ongoing pressure on the NHS, a tight supply of new assets and a highly fragmented market with the potential for consolidation. CRT plc sought to achieve this objective by scaling quickly and since its IPO has raised a further £265 million via six equity issues. CRT plc has today built an attractive property portfolio valued at approximately £679 million as at 31 December 2024, with an aggregate annual contracted rent roll of approximately £51 million. This portfolio is diversified by geography, tenant and customer base across 137 different homes and 15 different tenants (it being noted that two of these, Minster and Croftwood, are both subsidiaries of the Minster Care Group). Managed by an experienced team of external investment professionals, CRT plc has focused on higher quality homes and tenants which allows for growing but sustainable rents as measured by ongoing rent covers. In addition, as homes naturally age over the life of the long-lease, CRT plc has been able to invest in its assets to improve the environment for residents and staff, to enable tenants to broaden their customer offer and to improve environmental sustainability.
•This careful management of the portfolio, alongside a conservative approach to debt, has allowed CRT plc to grow its EPRA NTA per share progressively from 98.2 pence at IPO in

2017 to an Unaudited EPRA NTA of 119.2 pence as at 31 December 2024. It has been growing its dividend since IPO, from an annual target of 6.0 pence per share at IPO to an annual target of 7.2 pence per annum in 2025. Dividends paid since 2021 have been fully covered by CRT plc's adjusted earnings per share. A combination of these NAV increases and dividends have delivered to CRT plc's shareholders a Total Accounting Return which has averaged 9.0 per cent. per annum since IPO.
•Despite the significant financial and operational progress that CRT plc has achieved since its IPO, CRT plc has suffered, in common with the entire UK real estate and investment trust market, from a number of recent market issues including a widespread dislocation of share prices from underlying financial fundamentals such as NAV, investors' cost of capital increasing with a higher interest rate background, and reduced access to equity capital markets, especially for smaller market capitalisation stocks. This has hindered CRT plc's ability to grow and exploit the opportunities presented by both economies of scale and a highly fragmented care home market. This is best evidenced by CRT plc's share price which has consistently traded at a discount to its prevailing EPRA NTA per CRT plc Share:
o31.4 per cent. average discount to EPRA NTA per CRT plc Share over the three-month period ended 10 March 2025 (being the Latest Practicable Date);

o27.4 per cent. average discount to EPRA NTA per CRT plc Share over the one-year period ended 10 March 2025 (being the Latest Practicable Date);

o16.9 per cent. average discount to EPRA NTA per CRT plc Share over the three-year period ended 10 March 2025 (being the Latest Practicable Date); and

o10.7 per cent. average discount to EPRA NTA per CRT plc Share over the five-year period ended 10 March 2025 (being the Latest Practicable Date).
•The CRT plc Board believes that CRT plc's share price discount does not reflect the current value of its individual property assets nor the longer-term prospects of the portfolio. It believes that many of the factors contributing to the discount are macro-economic and non-CRT plc specific and, as such, CRT plc is unlikely to be able to overcome them in at least the short to medium term. Indeed, the CRT plc Board believes that the market is not giving CRT plc the credit for its operational and financial performance since IPO with a consistent share price discount to EPRA NTA for the last two years which shows little sign of changing. The CRT plc Board considers that this will continue to constrain CRT plc's access to capital as a smaller market listed entity and its ability to take advantage of the opportunities available to it.
•In this context CRT plc was approached by CareTrust in late 2024 with a view to it acquiring CRT plc. The CRT plc Board considers that CareTrust has the scale and superior access to capital to fuel CRT plc's growth. After careful consideration together with its financial adviser and having negotiated several improved proposals, the CRT plc Board believes CareTrust's latest proposal allows shareholders the opportunity to exit fully in cash at a price comfortably in excess of what could be achieved via trading shares in a relatively illiquid open market.
•Accordingly, following careful consideration of the above factors, the CRT plc Board unanimously recommends the Acquisition to CRT plc Shareholders and believes that CRT plc Shareholders should approve the Acquisition.
•Whilst CRT plc is an externally managed REIT, in making its recommendation the CRT plc Board has also given consideration to the intentions of CareTrust regarding the existing operational employees of CRT IM, including safeguarding their existing contractual and statutory employment rights.
•The CRT plc Board has determined that, during the offer period, it will consult with CareTrust before entering into any agreements for disposals given the impact this would have on the

CRT plc platform, other than any disposals for which CRT plc has already announced it has exchanged contracts.
CRT plc Directors' recommendation
•The CRT plc Directors, who have been so advised by Jefferies as to the financial terms of the Acquisition, unanimously consider the terms of the Acquisition to be fair and reasonable. In providing its advice, Jefferies has taken into account the commercial assessments of the CRT plc Directors. Jefferies is providing independent financial advice to the CRT plc Directors for the purposes of Rule 3 of the Takeover Code.
•Accordingly, the CRT plc Directors unanimously recommend that CRT plc Shareholders vote, or procure the vote, in favour of the Scheme at the Court Meeting and the Resolutions, as the CRT plc Directors have irrevocably undertaken to do in respect of their own beneficial holdings in respect of which they control the voting rights.
Irrevocable undertakings
•Bidco has received irrevocable undertakings from each of the CRT plc Directors who each holds CRT plc Shares to vote in favour of the Scheme at the Court Meeting and the Resolutions (or, if the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) in respect of their own beneficial holdings in respect of which they control the voting rights amounting, in aggregate, to 176,334 CRT plc Shares, representing approximately 0.04 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.
•Bidco has also received irrevocable undertakings from Mahesh Patel and Andrew Cowley (both managing partners of CRT IM), CRT IM and the Jogendra Patel Will Trust (of which Mahesh Patel is a trustee) to vote, or procure the vote, in favour of the Scheme at the Court Meeting and the Resolutions (or, if the Acquisition is implemented by way of a Takeover Offer to accept or procure acceptance of the Takeover Offer) in respect of their entire beneficial holdings of CRT plc Shares amounting, in aggregate, to 12,129,657 CRT plc Shares, representing approximately 2.9 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.
•In total, therefore, irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Resolutions have been received from CRT plc Shareholders controlling, in aggregate, 12,305,991 CRT plc Shares, representing approximately 3.0 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.
•All of the above irrevocable undertakings remain binding in the event of a competing offer for CRT plc at a price higher than the Acquisition Price.
•Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.
Timetable and Conditions
•The Acquisition will be put to the relevant CRT plc Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme must be passed by CRT plc Shareholders representing at least 75 per cent. of votes cast at the General Meeting.
•The Acquisition is subject to the further conditions and terms set out in Appendix I to this Announcement. It is expected that, subject to the satisfaction or waiver of all such conditions, the Scheme will become Effective during the second quarter of 2025.

•The Scheme Document, containing the full terms and conditions of the Acquisition, further information about the Acquisition, including a portfolio valuation reported on in accordance with Rule 29 of the Takeover Code, and notices of the Court Meeting and the General Meeting and the expected timetable of the Scheme, together with the Forms of Proxy, will be published as soon as practicable but in any event (save with the consent of the Panel) within 28 days of this Announcement and will be made available by CRT plc and CareTrust at https://carereit.co.uk/investors/the-offer and www.investor.caretrustreit.com/resources/Offer-for-Care-REIT respectively.
Commenting on this Acquisition, Dave Sedgwick, President and Chief Executive Officer of CareTrust said:
"We have been following the UK for some time looking for the right entry point. We believe we have found it in the Care REIT plc platform, which has assembled what we consider to be an excellent, diversified portfolio of UK assets and operator partnerships. We look forward to combining the Care REIT plc platform with our own and expanding our mission of growing with great operators in the UK."
Commenting on this Acquisition, Simon Laffin, the Chair of CRT plc said:
"Care REIT plc has, since its IPO in 2017, built an attractive portfolio of high-quality homes and tenants while delivering a total accounting return of 70.2 per cent. However, UK investor sentiment has been negative on the UK listed REIT sector over the last few years, exacerbated by the weak macro-economic backdrop and high interest rates, leading to shares trading at significant discounts to net asset value. We have achieved an EPS CAGR of 6.2 per cent. and unbroken dividend growth with a CAGR of 2.0 per cent. since IPO. However, despite our operational progress, Care REIT plc has traded significantly below its net asset value over the last few years, with no sign of this improving in at least the short to medium term. This has made it almost impossible for Care REIT plc to raise new capital to grow the business.
Becoming part of the $5 billion CareTrust would enable the business to grow and to play a larger role in the UK's fragmented residential care sector. This would benefit both tenants and residents, as more investment will be available to both enhance our existing care homes and develop much needed new ones in the UK. Importantly, CareTrust's core values of Operating Expertise, Partnership with Elite Operators and Delivering Growth provide a strong fit with ours.
Against this background, the Care REIT plc Board believes that the offer from CareTrust provides shareholders the opportunity to receive cash at an attractive premium of 32.8 per cent. to the undisturbed share price, whilst enabling the business access to capital to expand and enhance provision for both tenants and residents. As a result, the Care REIT plc Board has concluded that the Acquisition is in the best interests of Care REIT plc Shareholders and Care REIT plc as a whole."
This summary should be read in conjunction with, and is subject to, the full text of this Announcement including its Appendices.
The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions which will be set out in the Scheme Document in due course. Part A of Appendix II to this Announcement contains the sources of information and bases of calculations of certain information, including unaudited management information, contained in this summary and this Announcement. Part B of Appendix II to this Announcement contains details of the CRT plc Statement. Appendix III to this Announcement contains a summary of the irrevocable undertakings received in relation to this Acquisition and Appendix IV to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.

Enquiries:

CareTrust / Bidco
Dave Sedgwick	+1 (949) 542 3134
Piper Sandler Limited (Financial Adviser to CareTrust and Bidco)
Richard Singh Damian Thornton	+44 (0) 20 7796 8400
CRT plc	Via H/Advisors Maitland
Simon Laffin, Independent Chair
Jefferies International Limited (Financial Adviser & Joint Corporate Broker to CRT plc)
Tom Yeadon Rishi Bhuchar Paul Bundred Andrew Morris Thomas Bective	+44 (0) 20 7029 8000
Winterflood Securities Limited (Joint Corporate Broker to CRT plc)
Joe Winkley Neil Langford	+44 (0) 203 100 0000
H/Advisors Maitland (Communications Adviser to CRT plc)
James Benjamin Billy Moran	+44 (0) 774 711 3930 + 44 (0) 20 7379 5151
Jones Day is retained as legal adviser to CareTrust and Bidco. Travers Smith LLP is retained as legal adviser to CRT plc.
Inside Information
This Announcement contains inside information as defined in the UK version of the Market Abuse Regulation (EU) No.596/2014, which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. Upon the publication of this Announcement via a Regulatory Information Service, such inside information will be considered to be in the public domain.
Important Notice
Piper Sandler, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser to CareTrust and Bidco and for no one else in connection with the subject matter of this Announcement and will not be responsible to anyone other than CareTrust and Bidco for providing the protections afforded to its clients nor for providing advice in connection with the subject matter of this Announcement. Neither Piper Sandler nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Piper Sandler in connection with this Announcement or the subject matter of this Announcement, any statement contained in this Announcement or otherwise. No representation or warranty, express or implied, is made by Piper Sandler as to the contents of this Announcement or any other matters referred to in this Announcement.
Jefferies International Limited, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for CRT plc and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than CRT plc for providing the protections afforded to clients of Jefferies nor for providing advice in relation to any matter referred to in this Announcement. Neither Jefferies nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

Winterflood, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for CRT plc and for no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than CRT plc for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement or any other matters referred to in this Announcement.
This Announcement is for information purposes only and does not constitute or form part of any offer to sell or an invitation to purchase, otherwise acquire or subscribe for any securities or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of CRT plc in any jurisdiction in contravention of applicable law. The Acquisition will be made solely pursuant to the terms of the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the offer document) which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any vote or decision in respect of the Scheme (or the Takeover Offer, if applicable) or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the offer document).
This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
CRT plc will prepare the Scheme Document (or, if applicable, Bidco will prepare the offer document) to be distributed to CRT plc Shareholders in due course. CRT plc and Bidco urge CRT plc Shareholders to read the Scheme Document (or, if applicable, the offer document) in full when it becomes available because it will contain important information relating to the Acquisition.
Overseas Shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and/or regulations. Persons who are not resident in the United Kingdom or who are subject to the laws and regulations of other jurisdictions should inform themselves of, and observe, any applicable requirements.
Unless otherwise determined by Bidco or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions where to do so would violate the laws in those jurisdictions. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), such Takeover Offer may not be made available directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction.
The availability of the Acquisition to CRT plc Shareholders who are not resident in the United Kingdom (and, in particular, their ability to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf) may be affected by the laws of the relevant jurisdictions in which they are resident or to which they are subject. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements, as any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Listing Rules. Further details in relation to Overseas Shareholders will be contained in the Scheme Document (or, if applicable, the offer document).
This Announcement does not constitute a prospectus or prospectus equivalent document. The statements contained in this Announcement are not to be construed as legal, business, financial or tax advice.
Sanctions Disqualified Shareholders
Sanctions Disqualified Shareholders should refer to paragraph 11 of this Announcement, which contains important information in relation to such holders.
Further details in relation to Sanctions Disqualified Shareholders will be included in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document).
Additional Information for US Investors
The Acquisition is being made to acquire the securities of an English company by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the proxy solicitation or tender offer rules under the US Securities Exchange Act of 1934, as amended (the "US Exchange Act") or other requirements of US law. Instead, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the United States under the US Exchange Act, including US proxy solicitation or tender offer rules.
The financial information included in this Announcement and the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the document to be sent to CRT plc Shareholders which will contain the terms and conditions of such Takeover Offer) has been, or will have been, prepared in accordance with accounting standards applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. Generally accepted accounting principles in the US differ in significant respects from accounting standards applicable in the UK.
Neither the US Securities and Exchange Commission, nor any US state securities commission or any securities commission of other jurisdictions, has approved or disapproved the Acquisition, passed judgement upon the fairness or the merits of the Acquisition or passed judgement upon the adequacy or accuracy of this Announcement. Any representation to the contrary may be a criminal offence in the United States.
If Bidco were to elect to implement the Acquisition by means of a Takeover Offer and determines to extend the Takeover Offer into the United States, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including to the extent applicable Section 14(e) of the US Exchange Act and Regulation 14E thereunder, and in accordance with the Takeover Code. Such a takeover would be made in the United States by Bidco and no one else. Accordingly, the Acquisition would be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and law.
If the Acquisition is implemented by way of a Takeover Offer, and it is determined that Rule 14e-5 of the US Exchange Act applies to the Takeover Offer, then in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of CRT plc outside of the United States, other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn.

The receipt of cash pursuant to the Acquisition by a US CRT plc Shareholder as consideration for the transfer of its Scheme Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws.
Each US CRT plc Shareholder is urged to consult his, her or its independent professional adviser immediately regarding the tax consequences of the Acquisition.
It may be difficult for US CRT plc Shareholders to enforce their rights and claims arising out of the US federal securities laws, since CRT plc is located in a country other than the US, all of its officers and directors are residents of countries other than the US, and all of its assets are located outside of the US. US CRT plc Shareholders may not be able to effect service of process within the United States on a non-US company or sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction and judgement.
Forward Looking Statements
This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by CareTrust, Bidco and CRT plc contain certain statements which are, or may be deemed to be, forward-looking statements (including for the purposes of the US Private Securities Litigation Reform Act of 1995), beliefs or opinions, with respect to the financial condition, results of operations and business of CareTrust, Bidco and CRT plc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "envisage", "estimate", "intend", "plan", "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could", or other words of similar meaning. These statements are based on assumptions and assessments made by CRT plc, and/or CareTrust and/or Bidco, in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this Announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given by CRT plc, CareTrust and Bidco that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. Neither CRT plc nor CareTrust nor Bidco assumes any obligation and CRT plc, CareTrust and Bidco disclaim any intention or obligation, to update or correct the information contained in this Announcement (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation (including under the Listing Rules and the Disclosure Guidance and Transparency Rules of the FCA).
EXCEPT AS EXPRESSLY PROVIDED IN THIS ANNOUNCEMENT, THE FORWARD-LOOKING STATEMENTS HAVE NOT BEEN REVIEWED BY THE AUDITORS OF CRT PLC, CARETRUST OR BIDCO OR THEIR RESPECTIVE FINANCIAL ADVISERS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT EXPECTED RESULTS AND ARE BASED ON CERTAIN KEY ASSUMPTIONS. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IS THE SATISFACTION OF THE CONDITIONS AND THE RISKS DISCUSSED IN CARETRUST'S FILINGS WITH THE US SECURITIES EXCHANGE COMMISSION, WHICH CAN BE ACCESSED AT https://www.sec.gov/edgar/browse/?CIK=1590717, AS WELL AS ADDITIONAL FACTORS SUCH AS CHANGES IN GLOBAL, POLITICAL, ECONOMIC, BUSINESS, COMPETITIVE, MARKET AND REGULATORY FORCES, FUTURE EXCHANGE AND INTEREST RATES, FUTURE BUSINESS COMBINATIONS OR DISPOSITIONS, THE ABILITY AND WILLINGNESS OF TENANTS TO MEET

AND/OR PERFORM THEIR OBLIGATIONS UNDER LEASES; THE IMPACT OF HEALTHCARE REFORM LEGISLATION; THE ABILITY OF TENANTS TO COMPLY WITH APPLICABLE LAWS, RULES AND REGULATIONS IN THE OPERATION OF THE PROPERTIES LEASED TO THEM, THE ABILITY OF CARETRUST AND ITS AFFILIATES (INCLUDING, AFTER THE ACQUISITION, CRT PLC) TO GENERATE SUFFICIENT CASH FLOWS TO SERVICE OUTSTANDING INDEBTEDNESS, CARETRUST'S AND, AFTER THE ACQUISITION, CRT PLC'S ACCESS TO DEBT AND EQUITY CAPITAL MARKETS, THE ABILITY TO RETAIN KEY MANAGEMENT PERSONNEL, CHANGES IN TAX LAWS AND TAX RATES; AND OTHER RISKS INHERENT IN THE REAL ESTATE BUSINESS. SUCH FORWARD-LOOKING STATEMENTS SHOULD THEREFORE BE CONSTRUED IN THE LIGHT OF SUCH FACTORS. NEITHER CARETRUST NOR BIDCO NOR CRT PLC, NOR ANY OF THEIR RESPECTIVE ASSOCIATES OR DIRECTORS, OFFICERS OR ADVISERS, PROVIDES ANY REPRESENTATION, ASSURANCE OR GUARANTEE THAT THE OCCURRENCE OF THE EVENTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT WILL ACTUALLY OCCUR.
No Profit Forecasts, Estimates or Quantified Benefits Statements
The CRT plc Statement constitutes an ordinary course profit forecast for the purposes of Rule 28 of the Takeover Code. As required by Note 2(a) to Rule 28 of the Takeover Code, the assumptions on which the CRT plc Statement is based are set out in Part B of Appendix II to this Announcement.
Other than the CRT plc Statement, no statement in this Announcement is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for CRT plc for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for CRT plc.
Disclosure Requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the tenth Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the tenth Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Electronic Communications
Please be aware that addresses, electronic addresses and certain information provided by CRT plc Shareholders, persons with information rights and other relevant persons for the receipt of communications from CRT plc may be provided to CareTrust and/or Bidco during the offer period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.
Publication on Website and Availability of Hard Copies
A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on CRT plc's website at https://carereit.co.uk/investors/the-offer and on CareTrust's website at www.investor.caretrustreit.com/resources/Offer-for-Care-REIT by no later than 12 noon (London time) on 12 March 2025. The contents of these websites are not incorporated into and do not form part of this Announcement.
In accordance with Rule 30.3 of the Takeover Code, CRT plc Shareholders and persons with information rights may request a hard copy of this Announcement by contacting Computershare Investor Services Plc at Computershare Investor Services Plc, The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ between 9.30 a.m. and 5.00 p.m. (London time) Monday to Friday (public holidays excepted) on 0370 703 0340. Calls to this number are charged at national rates or, in the case of calls from outside the UK, at the applicable international rate. Calls from a mobile device may incur network extras. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into these documents will not be provided unless such a request is made.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Rule 2.9 Disclosure
In accordance with Rule 2.9 of the Takeover Code, CRT plc confirms that as at the date of this Announcement, it has in issue and admitted to trading on the main market of the London Stock Exchange 414,368,169 ordinary shares of 1 pence each. The International Securities Identification Number (ISIN) of the ordinary shares is GB00BYXVMJ03.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the

Financial Services and Markets Act 2000 (as amended) if you are a resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
11 March 2025
RECOMMENDED CASH ACQUISITION
of
CARE REIT PLC
("CRT plc")
by
CR United Bidco Ltd ("Bidco"), a wholly-owned subsidiary of CareTrust REIT, Inc. ("CareTrust")
to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006
1.Introduction
The boards of directors of CareTrust and CRT plc are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of CRT plc (excluding any Scheme Restricted Shares) by Bidco.
The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act, or if Bidco elects, with the consent of the Panel and subject to the terms of the Cooperation Agreement, by way of a Takeover Offer.
2.The Acquisition
•Under the terms of the Acquisition, which will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in full in the Scheme Document in due course, CRT plc Shareholders who are on the register of members of CRT plc at the Scheme Record Time (other than any Sanctions Disqualified Shareholders) will be entitled to receive:
for each CRT plc Share: 108 pence in cash.
•The Acquisition Price values the entire issued and to be issued ordinary share capital of CRT plc at approximately £448 million and represents a premium of approximately:
o32.8 per cent. to the closing price per CRT plc Share of 81.3 pence on 10 March 2025 (being the Latest Practicable Date);

o36.0 per cent. to the volume weighted average price per CRT plc Share of 79.4 pence for the one-month period ended 10 March 2025 (being the Latest Practicable Date);

o34.1 per cent. to the volume weighted average price per CRT plc Share of 80.6 pence for the three-month period ended 10 March 2025 (being the Latest Practicable Date); and

o28.1 per cent. to the volume weighted average price per CRT plc Share of 84.3 pence for the 12-month period ended 10 March 2025 (being the Latest Practicable Date).

•If any dividend and/or other distribution and/or other return of capital is authorised, declared, made or paid or becomes payable in respect of CRT plc Shares on or after the date of this Announcement and before the Effective Date, Bidco reserves the right to reduce the Acquisition Price by the aggregate amount of such dividend and/or other distribution and/or other return of capital. Paragraph 14 and paragraph 2 of Part D of Appendix I of this Announcement contains further information in this regard.
It is expected that the Scheme Document containing the full terms and conditions of the Acquisition will be published as soon as reasonably practicable and, in any event, within 28 days of the date of this Announcement (unless CRT plc and Bidco otherwise agree, and the Panel consents, to a later date) and that the Court Meeting and the General Meeting will be held by the end of the first half of May 2025. It is expected that, subject to the satisfaction of all relevant conditions, the Scheme will become Effective during the second quarter of 2025.
3.Background to and reasons for the Acquisition
CareTrust is a self-administered US real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust is NYSE listed and has an equity market capitalisation of approximately US$4.9 billion (£3.8 billion).
Its portfolio spans 34 states in the US, with over 400 net-leased properties, approximately 43,000 operating beds / units and 34 operators. All owned properties are leased to tenants under long-term, triple net/FRI leases that include either fixed or CPI-based annual rent escalators. The management of CareTrust, many of whom are former operators, have extensive experience of the sector and highly value their partnerships with operators as a fundamental driver of long-term success.
CareTrust has spent considerable time evaluating its entry into the UK market and sees attractive underlying dynamics driven by demographics. The acquisition of CRT plc brings a diversified and attractive portfolio of properties in the UK with established operator relationships, providing CareTrust with a platform from which to grow. CareTrust intends to fuel growth via expanding relationships with CRT plc's existing operators, supporting new and existing development and pipeline projects, as well as building relationships with other operators.
Given its scale and ability to raise capital as well as its confidence in the UK market, CareTrust believes it is well positioned to grow the CRT plc platform further.
4.Recommendation by the CRT plc Directors
The CRT plc Directors, who have been so advised by Jefferies as to the financial terms of the Acquisition, unanimously consider the terms of the Acquisition to be fair and reasonable. In providing its advice, Jefferies has taken into account the commercial assessments of the CRT plc Directors. Jefferies is providing independent financial advice to the CRT plc Directors for the purposes of Rule 3 of the Takeover Code.
The CRT plc Directors consider the terms of the Acquisition to be in the best interests of CRT plc Shareholders as a whole and, accordingly, the CRT plc Directors unanimously recommend that CRT plc Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions, as the CRT plc Directors have irrevocably undertaken to do in respect of their own beneficial holdings in respect of which they control the voting rights amounting to 176,334 CRT plc Shares in aggregate, representing, in aggregate, approximately 0.04 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.

5.Background to and reasons for the recommendation
CRT plc launched in March 2017 with an investment objective of providing an income focused total return to shareholders via investing in long leased healthcare real estate assets in the UK. By focusing on UK care homes, CRT plc looked to take advantage of the considerable market opportunity that existed in this real estate sub-sector which was supported by the underlying fundamentals of a growing and ageing population, ongoing pressure on the NHS, a tight supply of new assets and a highly fragmented market with the potential for consolidation. CRT plc sought to achieve this objective by scaling quickly and since its IPO has raised a further £265 million via six equity issues.
CRT plc has today built an attractive property portfolio valued at approximately £679 million as at 31 December 2024, with an aggregate annual contracted rent roll of approximately £51 million. This portfolio is diversified by geography, tenant and customer base across 137 different homes and 15 different tenants (it being noted that two of these, Minster and Croftwood, are both subsidiaries of the Minster Care Group). Managed by an experienced team of external investment professionals, CRT plc has focused on higher quality homes and tenants which allows for growing but sustainable rents as measured by ongoing rent covers. In addition, as homes naturally age over the life of the long-lease, CRT plc has been able to invest in its assets to improve the environment for residents and staff, to enable tenants to broaden their customer offer and to improve environmental sustainability.
This careful management of the portfolio, alongside a conservative approach to debt, has allowed CRT plc to grow its EPRA NTA per share progressively from 98.2 pence at IPO in 2017 to an Unaudited EPRA NTA of 119.2 pence as at 31 December 2024. It has been growing its dividend since IPO, from an annual target of 6 pence per share at IPO to an annual target of 7.2 pence per annum in 2025. Dividends paid since 2021 have been fully covered by CRT plc's adjusted earnings per share. A combination of these NAV increases and dividends have delivered to CRT plc's shareholders a Total Accounting Return which has averaged 9.0 per cent. per annum since IPO.
Despite the significant financial and operational progress that CRT plc has achieved since its IPO, CRT plc has suffered, in common with the entire UK real estate and investment trust market, from a number of recent market issues including a widespread dislocation of share prices from underlying financial fundamentals such as NAV, investors' cost of capital increasing with a higher interest rate background, and reduced access to equity capital markets, especially for smaller market capitalisation stocks. This has hindered CRT plc's ability to grow and exploit the opportunities presented by both economies of scale and a highly fragmented care home market. This is best evidenced by CRT plc's share price which has consistently traded at a discount to its prevailing EPRA NTA per CRT plc Share:
•31.4 per cent. average discount to EPRA NTA per CRT plc Share over the three-month period ended 10 March 2025 (being the Latest Practicable Date);

•27.4 per cent. average discount to EPRA NTA per CRT plc Share over the one-year period ended 10 March 2025 (being the Latest Practicable Date);

•16.9 per cent. average discount to EPRA NTA per CRT plc Share over the three-year period ended 10 March 2025 (being the Latest Practicable Date); and

•10.7 per cent. average discount to EPRA NTA per CRT plc Share over the five-year period ended 10 March 2025 (being the Latest Practicable Date).
The CRT plc Board believes that CRT plc's share price discount does not reflect the current value of its individual property assets nor the longer-term prospects of the portfolio. It believes that many of the factors contributing to the discount are macro-economic and non-CRT plc specific and as such CRT plc is unlikely to be able to overcome them in at least the short to medium term. Indeed, the CRT plc Board believes that the market is not giving CRT plc the credit for its operational and financial performance since IPO with a consistent share price discount to EPRA NTA for the last two years which shows little sign of changing. The CRT plc Board considers that this will continue to constrain CRT plc's access to capital as a smaller market listed entity and its ability to take advantage of the opportunities available to it.

In this context CRT plc was approached by CareTrust in late 2024 with a view to it acquiring CRT plc. The CRT plc Board considers that CareTrust has the scale and superior access to capital to fuel CRT plc's growth. After careful consideration together with its financial adviser and having negotiated several improved proposals from CareTrust, the CRT plc Board believes CareTrust's latest proposal allows shareholders the opportunity to exit fully in cash at a price comfortably in excess of what could be achieved via trading shares in a relatively illiquid open market. Accordingly, the CRT plc Board considers it as fair and reasonable noting that the Acquisition Price represents:
•32.8 per cent. to the closing price per CRT plc Share of 81.3 pence on 10 March 2025 (being the Latest Practicable Date);

•36.0 per cent. to the volume weighted average price per CRT plc Share of 79.4 pence for the one-month period ended 10 March 2025 (being the Latest Practicable Date);

•34.1 per cent. to the volume weighted average price per CRT plc Share of 80.6 pence for the three-month period ended 10 March 2025 (being the Latest Practicable Date); and

•28.1 per cent. to the volume weighted average price per CRT plc Share of 84.3 pence for the 12-month period ended 10 March 2025 (being the Latest Practicable Date).
Accordingly, following careful consideration of the above factors, the CRT plc Board unanimously recommends the Acquisition to CRT plc Shareholders and believes that CRT plc Shareholders should approve the Acquisition.
Whilst CRT plc is an externally managed REIT, in making its recommendation the CRT plc Board has also given consideration to the intentions of CareTrust regarding the existing operational employees of CRT IM, including safeguarding their existing contractual and statutory employment rights.
The CRT plc Board has determined that, during the offer period, it will consult with CareTrust before entering into any agreements for disposals given the impact this would have on the CRT plc platform, other than any disposals for which CRT plc has already announced it has exchanged contracts.
6.Irrevocable undertakings
Bidco has received irrevocable undertakings from each of the CRT plc Directors who each holds CRT plc Shares to vote in favour of the Scheme at the Court Meeting and the Resolutions (or, if the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) in respect of their own beneficial holdings in respect of which they control the voting rights amounting, in aggregate, to 176,334 CRT plc Shares, representing approximately 0.04 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.
Bidco has also received irrevocable undertakings from Mahesh Patel and Andrew Cowley (both managing partners of CRT IM), CRT IM and the Jogendra Patel Will Trust (of which Mahesh Patel is a trustee) to vote, or procure the vote, in favour of the Scheme at the Court Meeting and the Resolutions (or, if the Acquisition is implemented by way of a Takeover Offer to accept or procure acceptance of the Takeover Offer) in respect of their entire beneficial holdings of CRT plc Shares amounting, in aggregate, to 12,129,657 CRT plc Shares, representing approximately 2.9 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.
In total, therefore, irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Resolutions have been received from CRT plc Shareholders controlling, in aggregate, 12,305,991 CRT plc Shares, representing approximately 3.0 per cent. of CRT plc's issued ordinary share capital at close of business on the Latest Practicable Date.
All of the above irrevocable undertakings remain binding in the event of a competing offer for CRT plc at a price higher than the Acquisition Price.
Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.

7.Information on CareTrust and Bidco
CareTrust is a NYSE-listed company (NYSE: CTRE) with an equity market capitalisation of approximately US$4.9 billion (£3.8 billion).
CareTrust is a self-administered real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust has been actively diversifying its portfolio over the last 10 years, which spans 34 states in the US, with over 400 net-leased properties, approximately 43,000 operating beds / units, and 34 operators. All owned properties are leased to tenants under long-term, triple net / FRI leases that include either fixed or CPI-based annual rent escalators. From time to time, CareTrust also extends secured mortgage loans to healthcare owners and operators, secured by healthcare-related properties, and secured mezzanine loans to healthcare owners and operators, secured by membership interests in the borrowers and/or their affiliates. CareTrust also partners with third-party institutional investors to invest in healthcare real estate through joint ventures.
Bidco is an indirect, wholly-owned subsidiary of CareTrust, which has been incorporated for the purposes of effecting the Acquisition.
8.Information on CRT plc
CRT plc launched in March 2017 with an investment objective of providing an income focused total return to shareholders via investing in long leased healthcare real estate assets in the UK.
CRT plc acquires, renovates, extends and redevelops high quality healthcare real estate assets in the UK and lets these assets on long-term full repairing and insuring leases to high-quality established healthcare operators which offer good quality care, under leases which provide CRT plc with attractive levels of rent cover.
CRT plc has today built an attractive property portfolio valued at approximately £679 million as at 31 December 2024, with an aggregate annual contracted rent roll of approximately £51 million. This portfolio is diversified by geography, tenant and customer base across 137 different homes and 15 different tenants (it being noted that two of these, Minster and Croftwood, are both subsidiaries of the Minster Care Group). Managed by an experienced team of investment professionals, CRT plc has focused on higher quality homes and tenants which allows for growing but sustainable rents as measured by ongoing rent covers. In addition, as homes naturally age over the life of the long-lease, CRT plc has been able to invest in its assets to improve the environment for residents and staff, to enable tenants to broaden their customer offer and to improve environmental sustainability.
9.Directors, management, employees and locations
Strategic Plans
CareTrust and Bidco are supportive of CRT plc's strategy of building and managing a portfolio of healthcare real estate assets in UK, diversified by location, tenant and customer base, and focused on higher quality care homes and tenants. CareTrust is committed to continuing that strategy as well as continuing CRT plc's policy of continuous investment in its assets to improve residents' and staff experience and environmental sustainability. As set out in paragraph 3, CareTrust intends to use its scale and superior access to capital to fuel further growth and development of CRT plc's UK platform with existing and new operators.
Management and Employees
CRT plc has no executive directors, management or employees of its own. Its operations are conducted under a management contract with CRT IM.

CareTrust attaches great value to the skill and experience of the CRT IM team and recognises the important contribution they have made, and continue to make, to the business in developing and managing an attractive portfolio of healthcare real estate assets in UK.
CareTrust intends to continue its review of the terms of the management contract with CRT IM, which will result in the acquisition of CRT IM as a going concern, the termination of the contract in accordance with its terms (which include a 12-month notice period or payment in lieu of notice for early termination), or a negotiated amendment following completion of the Acquisition. In all such eventualities, CareTrust intends to safeguard fully the existing contractual and statutory employment rights, including pension and TUPE transfer rights, of all existing operational employees of CRT IM, in accordance with applicable law. CareTrust intends to retain most of the CRT IM operational employees in each of these scenarios.
On completion of the Acquisition, as is customary, each of the independent non-executive directors of CRT plc will resign from their office as a director. CareTrust is grateful to the independent directors of CRT plc for their stewardship of CRT plc.
Other than as set out above, CareTrust does not currently have any intentions that would result in any change to the balance of skills and functions required to operate the business.
Listing and Registered Office
CareTrust intends to delist CRT plc immediately following the Effective Date. Consequently, CRT plc will not require listed company governance structures and, accordingly, it is intended that the CRT plc Directors will cease to be directors of CRT plc following completion of the Acquisition.
CRT plc has no fixed place of business, fixed assets (other than its property portfolio), research and development function or headquarters.
The registered office of CRT plc will remain unchanged following completion of the Acquisition.
Trading Facilities
CRT plc Shares are currently admitted to trading on the main market of the London Stock Exchange. As set out in paragraph 15, an application will be made for the cancellation of trading of CRT plc Shares on the London Stock Exchange with effect from or shortly following the Effective Date.
None of the statements in this paragraph 9 are "post-offer undertakings" for the purposes of Rule 19.5 of the Takeover Code.
10.Financing Arrangements
CareTrust intends to finance the consideration payable under the Acquisition by utilising CareTrust's Revolving Credit Facility.
In accordance with Rule 2.7(d) of the Takeover Code, Piper Sandler, in its capacity as financial adviser to Bidco, is satisfied that sufficient resources are available to Bidco to satisfy in full the Cash Consideration payable to Scheme Shareholders under the terms of the Acquisition.
11.Sanctions Disqualified Shareholders
In connection with the Russia-Ukraine conflict, the United Kingdom, the European Union, the United States and other countries have imposed broad-ranging economic sanctions against officials, individuals, regions, companies and industries in Russia. The sanctions consist of (among other things) asset freezes and other restrictions on certain individuals and entities, and restrictions on certain trade and financial transactions involving Russia. Other sanctions restrictions have been implemented in the United Kingdom, the European Union, the United States and other countries in response to other global conflicts.

To the extent that any person with any direct or indirect interest in CRT plc Shares is a Sanctions Disqualified Shareholder, the CRT plc Shares held by, for or on behalf of such Sanctions Disqualified Shareholder are Scheme Restricted Shares. The transfer of Scheme Restricted Shares is restricted; therefore, any Scheme Restricted Shares will not form part of, and will not be transferred to Bidco pursuant to, the Scheme. Accordingly, no Sanctions Disqualified Shareholder will be entitled to vote at the Court Meeting or appoint a proxy to exercise all or any such Sanctions Disqualified Shareholder's right to vote on their behalf at the meeting. Subject to compliance with applicable Sanctions, it is anticipated that any person who is a Sanctions Disqualified Shareholder solely because such person's CRT plc Shares are held, directly or indirectly, through a nominee which is a Sanctions Disqualified Agent would cease to be a Sanctions Disqualified Shareholder (and thereby able to participate in the Acquisition in accordance with the terms and conditions to be set out in full in the Scheme Document) following a transfer of its CRT plc Shares to a nominee or other person which is neither a Sanctions Disqualified Agent nor a Sanctions Disqualified Person. Subject to compliance with applicable Sanctions, the CRT plc Board currently intends to contact any such persons of which it is aware to inform them of this possibility.
Under the terms of the Acquisition and the Scheme, the transfer of Scheme Restricted Shares will continue to be restricted and all other rights, save for the right to received dividends (subject as described below) which would otherwise attach to Scheme Restricted Shares will not be exercisable (including, but not limited to, voting rights, rights to receive notices of and/or attend meetings, rights to receive information, rights to participate in share buy backs and, pre-emption rights), for as long as a direct or indirect interest holder in such Scheme Restricted Shares is a Sanctions Disqualified Shareholder. Any rights to receive dividends in respect of Scheme Restricted Shares shall subsist but such dividends will continue to be paid into a blocked account in accordance with applicable Sanctions while a Sanctions Disqualified Shareholder has any direct or indirect interest in such Scheme Restricted Shares. It is also proposed that CRT plc's articles of association will be amended to include such restrictions and the right for Bidco or such other person as CareTrust or Bidco may direct to compulsorily acquire any Scheme Restricted Shares for the same consideration per CRT plc Share as is payable pursuant to the Acquisition upon it becoming legally permissible to do so. Further details of such restrictions, and all other arrangements to be implemented in respect of Scheme Restricted Shares in the context of the Acquisition, will be set out in the Scheme Document.
12.Offer-related Arrangements
Confidentiality Agreement
CareTrust and CRT plc entered into a confidentiality agreement on 8 January 2025 (the "Confidentiality Agreement") pursuant to which each party has undertaken to, among other things: (a) keep confidential information relating to, inter alia, the Acquisition and not disclose it to third parties (other than authorised representatives) unless required by law or regulation; and (b) use the confidential information for the sole purpose of evaluating and negotiating the Acquisition. The Confidentiality Agreement has a term of two years.
Cooperation Agreement
On 11 March 2025, CareTrust Guarantor, Bidco and CRT plc entered into a cooperation agreement in relation to the Acquisition (the "Cooperation Agreement"), pursuant to which, amongst other things: (i) Bidco has agreed to assist CRT plc with the preparation of the Scheme Document, and (ii) Bidco and CRT plc have agreed to certain provisions if the Scheme should switch to a Takeover Offer. The obligations of Bidco under the Cooperation Agreement are guaranteed by CareTrust Guarantor.
The Cooperation Agreement will terminate:
(i)if agreed in writing between the parties at any time prior to the Effective Date;
(ii)upon written notice from Bidco to CRT plc if an Adverse Recommendation Change (as defined in the Cooperation Agreement) occurs; and

(iii)upon written notice from Bidco to CRT plc or CRT plc to Bidco, if:
i.prior to the Long Stop Date, any Condition has been invoked by Bidco (where the invocation of the relevant Condition is permitted by the Panel);
ii.a Competing Proposal (as defined in the Cooperation Agreement) is: (a) recommended by the CRT plc Board or any committee thereof or (b) completes, becomes effective or is declared or becomes unconditional;
iii.the Acquisition is, with the permission of the Panel (if required), terminated, withdrawn or lapses in accordance with its terms prior to the Long Stop Date (other than where such lapse or withdrawal is as a result of the exercise of Bidco's right to effect a Switch (as defined in the Cooperation Agreement) and such Switch is an Agreed Switch (as defined in the Cooperation Agreement));
iv.the Scheme is not approved by the requisite majority of the CRT plc Shareholders at the Court Meeting, the Resolutions are not passed by the requisite majority of the CRT plc Shareholders at the General Meeting, or the Court refuses to sanction the Scheme and, in any such case, within two Business Days of a request from Bidco following such occurrence, CRT plc fails to give its consent to implement the Acquisition by way of a Takeover Offer rather than the Scheme;
v.the Court Meeting or the General Meeting or the Court Hearing is/are not held on or before the 22nd day after the expected date of such meeting or hearing as may be set out in the Scheme Document (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval is required)); or
vi.unless otherwise agreed by the parties in writing, the Effective Date has not occurred by the Long Stop Date.
The above summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Cooperation Agreement, which is available for inspection as described in paragraph 19.
13.Structure of the Acquisition
It is intended that the Acquisition will be effected by means of a Court-approved scheme of arrangement between CRT plc and the Scheme Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Bidco to become the holder of the entire issued and to be issued ordinary share capital of CRT plc (excluding any Scheme Restricted Shares). This is to be achieved by the transfer of the Scheme Shares to Bidco, in consideration for which the Scheme Shareholders who are on the register of members of CRT plc at the Scheme Record Time (other than any Sanctions Disqualified Shareholders) will receive Cash Consideration on the basis set out in paragraph 2 of this Announcement.
The Scheme is subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document in due course and will only become Effective if, among other things, the following events occur on or before the Long Stop Date:
(i)the approval of the Scheme by a majority in number of the Scheme Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent at least 75 per cent. in value of the Scheme Shares voted by those Scheme Shareholders;
(ii)the Resolutions being duly passed by CRT plc Shareholders representing at least 75 per cent. of votes cast at the General Meeting;
(iii)the approval of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to CRT plc and Bidco); and

(iv)the delivery of a copy of the Court Order to the Registrar of Companies.
The Scheme will lapse if:
(i)the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings as will be set out in the Scheme Document (or such later date as may be agreed between CRT plc and Bidco, with the Panel's consent);
(ii)the Court Hearing to approve the Scheme is not held by the 22nd day after the expected date of such hearing as will be set out in the Scheme Document (or such later date as may be agreed between CRT plc and Bidco, with the Panel's consent); or
(iii)the Scheme does not become Effective by the Long Stop Date, provided however that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing to approve the Scheme as set out above may be waived by Bidco, and the deadline for the Scheme to become Effective may be extended by agreement between Bidco and CRT plc (with the Panel's consent and as the Court may approve (if such consent and/or approval is required)).
Upon the Scheme becoming Effective, it will be binding on all CRT plc Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and if they attended and voted, whether or not they voted in favour). Any CRT plc Shares issued before the Scheme Record Time will be subject to the terms of the Scheme.
Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which will specify the necessary actions to be taken by CRT plc Shareholders. The Cooperation Agreement provides that it is the intention of CRT plc and Bidco that the Scheme Document and the Forms of Proxy accompanying the Scheme Document will be published as soon as practicable and, in any event, within 28 days of this Announcement (unless CRT plc and Bidco otherwise agree, and the Panel consents, to a later date) and that the Court Meeting and the General Meeting will be held within 28 days of the Scheme Document being published (unless CRT plc and Bidco otherwise agree). The Scheme Document and Forms of Proxy will be posted to all CRT plc Shareholders (other than any Sanctions Disqualified Shareholders) and, for information only, to persons with information rights as soon as practicable, at no charge to them. Subject, among other things, to the satisfaction or waiver of the Conditions, it is expected that the Scheme will become Effective during the second quarter of 2025.
Bidco reserves the right to elect (with the consent of the Panel and subject to the terms of the Cooperation Agreement) to implement the Acquisition by way of a Takeover Offer in the following circumstances:
(i)an Agreed Switch (as defined in the Cooperation Agreement);

(ii)a Competing Proposal (as defined in the Cooperation Agreement) occurs, provided that, in the case of a Competing Proposal in the form of a possible offer under Rule 2.4 of the Takeover Code, the CRT plc Board or a committee thereof recommends or confirms its intention to recommend or indicates it is minded to recommend such an offer; or

(iii)an Adverse Recommendation Change (as defined in the Cooperation Agreement) occurs.

In the event of an Agreed Switch (as defined in the Cooperation Agreement) the acceptance condition that will apply to the Takeover Offer shall be set at not less than 75 per cent. of the relevant CRT plc Shares (or such lesser percentage as Bidco and CRT plc may agree with, to the extent necessary, the consent of the Panel, being in any case more than 50 per cent. of the relevant CRT plc Shares), and Bidco shall ensure that the only conditions of the Takeover Offer shall be the conditions set out in Part A of Appendix I to this Announcement (subject to replacing Condition 2 therein with the acceptance condition referred to above). In all other respects, in the event of an Agreed Switch (as defined in the Cooperation Agreement), the Acquisition shall be implemented on substantially the same or improved terms, so far as applicable, as those which would apply to a Scheme, subject to modifications or amendments which may be required by the Panel or to which Bidco and CRT plc agree.
If the Acquisition is effected by way of a Takeover Offer and such Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Bidco intends to: (i) apply to the London Stock Exchange for the cancellation of trading of the CRT plc Shares on the main market of the London Stock Exchange, as described further in paragraph 15; and (ii) exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining CRT plc Shares (other than any Scheme Restricted Shares) in respect of which the Takeover Offer has not been accepted.
14.Dividends
If any dividend and/or other distribution and/or other return of capital is authorised, declared, made or paid or becomes payable in respect of CRT plc Shares on or after the date of this Announcement and before the Effective Date, Bidco reserves the right to reduce the Acquisition Price by the aggregate amount of such dividend and/or other distribution and/or other return of capital (gross of any taxes payable by CRT plc in accordance with applicable laws), in which case the relevant eligible CRT plc Shareholders will be entitled to receive and retain such dividend and/or distribution and/or other return of capital.
If any such dividend and/or other distribution and/or other return of capital is paid or made or becomes payable by CRT plc after the date of this Announcement and Bidco exercises its rights described above, any reference in this Announcement to the Acquisition Price and/or the Cash Consideration will be deemed to be a reference to the consideration as so reduced. Any exercise by Bidco of its rights referred to in this paragraph will be the subject of an announcement and, for the avoidance of doubt, will not be regarded as constituting any revision or variation of the terms of the Scheme or the Acquisition.
15.Delisting and re-registration
Before the Scheme becomes Effective, it is intended an application will be made to the FCA and the London Stock Exchange to cancel, subject to the Acquisition becoming Effective, the listing of CRT plc Shares on the Official List and the trading of CRT plc Shares on the main market of the London Stock Exchange respectively, in each case, with effect from or shortly following the Effective Date.
The last day of dealings in CRT plc Shares on the main market of the London Stock Exchange is expected to be the Business Day immediately prior to the Effective Date and no transfers shall be registered after 6.00 p.m. on that date.
If the Acquisition is effected by way of a Takeover Offer, it is anticipated that the cancellation of CRT plc's listing on the Official List and admission to trading on the main market of the London Stock Exchange will take effect no earlier than 20 Business Days following the date on which the Takeover Offer becomes or is declared unconditional provided Bidco has obtained 75 per cent. or more of the voting rights of CRT plc.
On the Effective Date, share certificates in respect of CRT plc Shares (other than any Scheme Restricted Shares) shall cease to be valid and entitlements to CRT plc Shares held within the CREST system shall be cancelled. CRT plc Shareholders (other than any Sanctions Disqualified Shareholders) will be required to return share certificates to CRT plc or destroy them following the Effective Date.
It is also intended that, following the Scheme becoming Effective, CRT plc will be re-registered as a private company under the relevant provisions of the Companies Act.

16.Disclosure of interests in CRT plc
Save in respect of the irrevocable undertakings referred to in paragraph 6 above, as at the close of business on the Latest Practicable Date, neither CareTrust nor Bidco, nor any of their respective directors nor, so far as they are aware, any person acting in concert (within the meaning of the Takeover Code) with either of them has: (i) any interest in or right to subscribe for any relevant securities of CRT plc; (ii) any short positions in respect of relevant securities of CRT plc (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; (iii) any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code, in relation to the relevant securities of CRT plc; nor (iv) borrowed or lent any relevant securities of CRT plc (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), save for any borrowed shares which had been either on-lent or sold.
"relevant securities of CRT plc" for these purposes means CRT plc Shares or securities convertible or exchangeable into CRT plc Shares.
"Interests in securities" for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an "interest" by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.
In the interests of secrecy, it has not been possible for CareTrust or Bidco to make enquiries of all of their respective concert parties in advance of the release of this Announcement. Therefore, enquiries of such parties will be made as soon as reasonably practicable following the date of this Announcement, and if CareTrust or Bidco become aware, following the making of such enquiries, that any of their respective concert parties have any such interests in relevant securities of CRT plc, all relevant details in respect of such concert parties will be included in any Opening Position Disclosure made by CareTrust and/or Bidco in accordance with Rule 8.1(a) and Note 2(a)(i) on Rule 8 of the Takeover Code.
17.General
The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document in due course. For the purposes of Rule 29.1(d) of the Takeover Code, an updated valuation of CRT plc's property portfolio will be included in the Scheme Document (or, if applicable, the offer document). The bases and sources of certain financial information, including unaudited management information, contained in this Announcement are set out in Part A of Appendix II to this Announcement. Part B of Appendix II to this Announcement contains details of the CRT plc Statement. A summary of the irrevocable undertakings given in relation to the Acquisition is contained in Appendix III to this Announcement. Certain terms used in this Announcement are defined in Appendix IV to this Announcement.
The Acquisition is governed by the laws of England and Wales and is subject to the jurisdiction of the English courts. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.
This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. CRT plc Shareholders are advised to read carefully and in full the Scheme Document and related Forms of Proxy once these have been despatched. In deciding whether or not to vote or procure votes to approve the Scheme at the Court Meeting or to vote or procure votes in favour of the Resolutions in respect of their CRT plc Shares, CRT plc Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Piper Sandler, Jefferies and Winterflood have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.
18.Overseas Shareholders
The availability of the Acquisition and the distribution of this Announcement to CRT plc Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. CRT plc Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.
19.Documents available on website
Copies of the following documents will be made available, subject to certain restrictions relating to persons residing in Restricted Jurisdictions, on CRT plc's website at https://carereit.co.uk/investors/the-offer and CareTrust's website at www.investor.caretrustreit.com/resources/Offer-for-Care-REIT until completion of the Acquisition:
•this Announcement;
•the irrevocable undertakings referred to in paragraph 6 above and summarised in Appendix III to this Announcement;
•the Confidentiality Agreement;
•the Cooperation Agreement;
•the Revolving Credit Facility;
•the press release to be issued today by CareTrust in connection with the Acquisition and announcing a conference call for CareTrust's investors, scheduled to take place today at 8:00 a.m. (New York time);
•the presentation to be given by CareTrust's management during the conference call with CareTrust's investors at 8:00 a.m. (New York time); and
•the consents from financial advisers to being named in this Announcement.
Neither the contents of the websites referred to in this Announcement nor the contents of any website accessible from hyperlinks is incorporated in, or forms part of, this Announcement.

Enquiries:

CareTrust / Bidco
Dave Sedgwick	+1 (949) 542 3134
Piper Sandler Limited (Financial Adviser to CareTrust and Bidco)
Richard Singh Damian Thornton	+44 (0) 20 7796 8400
CRT plc	Via H/Advisors Maitland
Simon Laffin, Independent Chair
Jefferies International Limited (Financial Adviser & Joint Corporate Broker to CRT plc)
Tom Yeadon Rishi Bhuchar Paul Bundred Andrew Morris Thomas Bective	+44 (0) 20 7029 8000
Winterflood Securities Limited (Joint Corporate Broker to CRT plc)
Joe Winkley Neil Langford	+44 (0) 203 100 0000
H/Advisors Maitland (Communications Adviser to CRT plc)
James Benjamin Billy Moran	+44 (0) 774 711 3930 +44 (0) 20 7379 5151
Jones Day is retained as legal adviser to CareTrust and Bidco. Travers Smith LLP is retained as legal adviser to CRT plc.
Inside Information
This Announcement contains inside information as defined in the UK version of the Market Abuse Regulation (EU) No.596/2014, which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. Upon the publication of this Announcement via a Regulatory Information Service, such inside information will be considered to be in the public domain.
Important Notice
Piper Sandler, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser to CareTrust and Bidco and for no one else in connection with the subject matter of this Announcement and will not be responsible to anyone other than CareTrust and Bidco for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this Announcement. Neither Piper Sandler nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Piper Sandler in connection with this Announcement or the subject matter of this Announcement, any statement contained in this Announcement or otherwise. No representation or warranty, express or implied, is made by Piper Sandler as to the contents of this Announcement or any other matters referred to in this Announcement.
Jefferies International Limited, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for CRT plc and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than CRT plc for providing the protections afforded to clients of Jefferies nor for providing advice in relation to any matter referred to in this Announcement. Neither Jefferies nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

Winterflood, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for CRT plc and for no one else in connection with the Acquisition and/or any other matter referred to in this Announcement and will not be responsible to anyone other than CRT plc for providing the protections afforded to its clients or for providing advice in relation to the Acquisition, the contents of this Announcement or any other matters referred to in this Announcement.
This Announcement is for information purposes only and does not constitute or form part of any offer to sell or an invitation to purchase, otherwise acquire or subscribe for any securities or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of CRT plc in any jurisdiction in contravention of applicable law. The Acquisition will be made solely pursuant to the terms of the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the offer document) which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any vote or decision in respect of the Scheme (or the Takeover Offer, if applicable) or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the offer document).
This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.
CRT plc will prepare the Scheme Document (or, if applicable, Bidco will prepare the offer document) to be distributed to CRT plc Shareholders in due course. CRT plc and Bidco urge CRT plc Shareholders to read the Scheme Document (or, if applicable, the offer document) in full when it becomes available because it will contain important information relating to the Acquisition.
Overseas Shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and/or regulations. Persons who are not resident in the United Kingdom or who are subject to the laws and regulations of other jurisdictions should inform themselves of, and observe, any applicable requirements.
Unless otherwise determined by Bidco or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions, where to do so would violate the laws in those jurisdictions. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), such Takeover Offer may not be made available directly or indirectly, in, into or from a Restricted Jurisdiction, where to do so would violate the laws in that jurisdiction.
The availability of the Acquisition to CRT plc Shareholders who are not resident in the United Kingdom (and, in particular, their ability to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf) may be affected by the laws of the relevant jurisdictions in which they are resident or to which they are subject. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements, as any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. The Acquisition will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Listing Rules. Further details in relation to Overseas Shareholders will be contained in the Scheme Document (or, if applicable, the offer document).
This Announcement does not constitute a prospectus or prospectus equivalent document. The statements contained in this Announcement are not to be construed as legal, business, financial or tax advice.
Sanctions Disqualified Shareholders
Sanctions Disqualified Shareholders should refer to paragraph 11 of this Announcement, which contains important information in relation to such holders.
Further details in relation to Sanctions Disqualified Shareholders will be included in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document).
Additional Information for US Investors
The Acquisition is being made to acquire the securities of an English company by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the proxy solicitation or tender offer rules under the US Securities Exchange Act of 1934, as amended (the "US Exchange Act") or other requirements of US law. Instead, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the United States under the US Exchange Act, including US proxy solicitation or tender offer rules.
The financial information included in this Announcement and the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the document to be sent to CRT plc Shareholders which will contain the terms and conditions of such Takeover Offer) has been or will have been prepared in accordance with accounting standards applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. Generally accepted accounting principles in the US differ in significant respects from accounting standards applicable in the UK.
Neither the US Securities and Exchange Commission, nor any US state securities commission or any securities commission of other jurisdictions, has approved or disapproved the Acquisition, passed judgement upon the fairness or the merits of the Acquisition or passed judgement upon the adequacy or accuracy of this Announcement. Any representation to the contrary may be a criminal offence in the United States.
If Bidco were to elect to implement the Acquisition by means of a Takeover Offer and determines to extend the Takeover Offer into the United States, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including to the extent applicable Section 14(e) of the US Exchange Act and Regulation 14E thereunder, and in accordance with the Takeover Code. Such a takeover would be made in the United States by Bidco and no one else. Accordingly, the Acquisition would be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and law.
If the Acquisition is implemented by way of a Takeover Offer, and it is determined that Rule 14e-5 of the US Exchange Act applies to the Takeover Offer, then in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of CRT plc outside of the United States, other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn.

The receipt of cash pursuant to the Acquisition by a US CRT plc Shareholder as consideration for the transfer of its Scheme Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws.
Each US CRT plc Shareholder is urged to consult his, her or its independent professional adviser immediately regarding the tax consequences of the Acquisition.
It may be difficult for US CRT plc Shareholders to enforce their rights and claims arising out of the US federal securities laws, since CRT plc is located in a country other than the US, all of its officers and directors are residents of countries other than the US, and all of its assets are located outside of the US. US CRT plc Shareholders may not be able to effect service of process within the United States on a non-US company or sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction and judgement.
Forward Looking Statements
This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by CareTrust, Bidco and CRT plc contain certain statements which are, or may be deemed to be, forward-looking statements (including for the purposes of the US Private Securities Litigation Reform Act of 1995), beliefs or opinions, with respect to the financial condition, results of operations and business of CareTrust, Bidco and CRT plc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "envisage", "estimate", "intend", "plan", "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could" or other words of similar meaning. These statements are based on assumptions and assessments made by CRT plc, and/or CareTrust and/or Bidco, in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this Announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given by CRT plc, CareTrust and Bidco that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. Neither CRT plc nor CareTrust nor Bidco assumes any obligation and CRT plc, CareTrust and Bidco disclaim any intention or obligation to update or correct the information contained in this Announcement (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation (including under the Listing Rules and the Disclosure Guidance and Transparency Rules of the FCA).
EXCEPT AS EXPRESSLY PROVIDED IN THIS ANNOUNCEMENT, THE FORWARD-LOOKING STATEMENTS HAVE NOT BEEN REVIEWED BY THE AUDITORS OF CRT PLC, CARETRUST OR BIDCO OR THEIR RESPECTIVE FINANCIAL ADVISERS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT EXPECTED RESULTS AND ARE BASED ON CERTAIN KEY ASSUMPTIONS. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IS THE SATISFACTION OF THE CONDITIONS AND THE RISKS DISCUSSED IN CARETRUST'S FILINGS WITH THE US SECURITIES EXCHANGE COMMISSION, WHICH CAN BE ACCESSED AT https://www.sec.gov/edgar/browse/?CIK=1590717, AS WELL AS ADDITIONAL FACTORS SUCH AS CHANGES IN GLOBAL, POLITICAL, ECONOMIC, BUSINESS, COMPETITIVE, MARKET AND REGULATORY FORCES, FUTURE EXCHANGE AND INTEREST RATES, FUTURE BUSINESS COMBINATIONS OR DISPOSITIONS, THE ABILITY AND WILLINGNESS OF TENANTS TO MEET

AND/OR PERFORM THEIR OBLIGATIONS UNDER LEASES; THE IMPACT OF HEALTHCARE REFORM LEGISLATION; THE ABILITY OF TENANTS TO COMPLY WITH APPLICABLE LAWS, RULES AND REGULATIONS IN THE OPERATION OF THE PROPERTIES LEASED TO THEM, THE ABILITY OF CARETRUST AND ITS AFFILIATES (INCLUDING, AFTER THE ACQUISITION, CRT PLC) TO GENERATE SUFFICIENT CASH FLOWS TO SERVICE OUTSTANDING INDEBTEDNESS, CARETRUST'S AND, AFTER THE ACQUISITION, CRT PLC'S ACCESS TO DEBT AND EQUITY CAPITAL MARKETS, THE ABILITY TO RETAIN KEY MANAGEMENT PERSONNEL, CHANGES IN TAX LAWS AND TAX RATES; AND OTHER RISKS INHERENT IN THE REAL ESTATE BUSINESS. SUCH FORWARD-LOOKING STATEMENTS SHOULD THEREFORE BE CONSTRUED IN THE LIGHT OF SUCH FACTORS. NEITHER CARETRUST NOR BIDCO NOR CRT PLC, NOR ANY OF THEIR RESPECTIVE ASSOCIATES OR DIRECTORS, OFFICERS OR ADVISERS, PROVIDES ANY REPRESENTATION, ASSURANCE OR GUARANTEE THAT THE OCCURRENCE OF THE EVENTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT WILL ACTUALLY OCCUR.
No Profit Forecasts, Estimates or Quantified Benefits Statements
The CRT plc Statement constitutes an ordinary course profit forecast for the purposes of Rule 28 of the Takeover Code. As required by Note 2(a) to Rule 28 of the Takeover Code, the assumptions on which the CRT plc Statement is based are set out in Part B of Appendix II to this Announcement.
Other than the CRT plc Statement, no statement in this Announcement is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for CRT plc for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for CRT plc.
Disclosure Requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the tenth Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the tenth Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Electronic Communications
Please be aware that addresses, electronic addresses and certain information provided by CRT plc Shareholders, persons with information rights and other relevant persons for the receipt of communications from CRT plc may be provided to CareTrust and/or Bidco during the offer period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.
Publication on Website and Availability of Hard Copies
A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on CRT plc's website at https://carereit.co.uk/investors/the-offer and on CareTrust's website at www.investor.caretrustreit.com/resources/Offer-for-Care-REIT by no later than 12 noon (London time) on 12 March 2025. The contents of these websites are not incorporated into and do not form part of this Announcement.
In accordance with Rule 30.3 of the Takeover Code, CRT plc Shareholders and persons with information rights may request a hard copy of this Announcement by contacting Computershare Investor Services Plc at Computershare Investor Services Plc, The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ between 9.30 a.m. and 5.00 p.m. (London time) Monday to Friday (public holidays excepted) on 0370 703 0340. Calls to this number are charged at national rates or, in the case of calls from outside the UK, at the applicable international rate. Calls from a mobile device may incur network extras. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into these documents will not be provided unless such a request is made.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Rule 2.9 Disclosure
In accordance with Rule 2.9 of the Takeover Code, CRT plc confirms that as at the date of this Announcement, it has in issue and admitted to trading on the main market of the London Stock Exchange 414,368,169 ordinary shares of 1 pence each. The International Securities Identification Number (ISIN) of the ordinary shares is GB00BYXVMJ03.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the

Financial Services and Markets Act 2000 (as amended) if you are a resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

APPENDIX I
CONDITIONS AND FURTHER TERMS OF THE SCHEME AND THE ACQUISITION
Part A: Conditions to the Scheme and the Acquisition
1.The Acquisition will be conditional upon the Scheme becoming unconditional and Effective, subject to the Takeover Code, by not later than 11.59 p.m. on the Long Stop Date.
Scheme approval
2.The Scheme becoming Effective will be subject to the following conditions:
a)
(i)approval of the Scheme at the Court Meeting and at any separate class meeting that may be required by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present, entitled to vote and voting, either in person or by proxy, representing 75 per cent. or more in value of the Scheme Shares held by those Scheme Shareholders; and
(ii)such Court Meeting and any separate class meeting which may be required by the Court or any adjournment of any such meeting being held on or before the 22nd day after the expected date of the meeting to be set out in the Scheme Document (or such later date as may be agreed by Bidco and CRT plc and the Court may allow);
b)
(i)all resolutions in connection with or required to approve and implement the Scheme as set out in the notice of the General Meeting (including, without limitation, the Resolutions) being duly passed by the requisite majority or majorities at the General Meeting; and
(ii)such General Meeting being held on or before the 22nd day after the expected date of the meeting to be set out in the Scheme Document (or such later date as may be agreed by Bidco and CRT plc and the Court may allow); and
c)
(i)the sanction of the Scheme by the Court (without modification or with modification on terms acceptable to CRT plc and Bidco) and the delivery of a copy of the Court Order to the Registrar of Companies; and
(ii)the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document (or such later date as may be agreed by Bidco and CRT plc and the Court may allow).
3.In addition, subject as stated in Parts B, C, and D below and to the requirements of the Panel and the Takeover Code, Bidco and CRT plc have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:
Other notifications, waiting periods and Authorisations
a)all notifications, filings or applications which are necessary under applicable legislation or regulation of any relevant jurisdiction having been made in connection with the Acquisition and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all applicable statutory and/or regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition and all Authorisations necessary or appropriate in any jurisdiction for or in respect of the Acquisition and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, CRT plc or any other member of the Wider CRT plc Group by any member of the Wider Bidco Group having been obtained in terms and in a form satisfactory to Bidco (acting reasonably) from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider CRT plc Group or the Wider Bidco Group has entered into contractual arrangements and all such Authorisations necessary to carry on the business of any member of the Wider CRT plc Group in any jurisdiction which are material in the context of the Wider Bidco Group or the Wider CRT plc Group as a whole or in respect of the Acquisition having been obtained and all such material Authorisations remaining in full force and effect at the time at which the Acquisition becomes Effective or otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations and all such necessary statutory or regulatory obligations in any jurisdiction having been complied with;
General regulatory
b)all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals (each, a "Clearance") deemed necessary by Bidco (acting reasonably) for or in respect of the Acquisition (including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, CRT plc or any member of the Wider CRT plc Group by Bidco) having been obtained from the relevant authorities, and in each case in terms and in a form and subject to conditions that are satisfactory to Bidco (acting reasonably) and all such Clearances remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time of the Scheme becoming Effective (or, if the Acquisition is implemented by way of a Takeover Offer, at the time of the Takeover Offer becoming unconditional as to acceptances);
c)no Third Party having given notice of a decision or proposal to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything or taken any steps, or having enacted or made or proposed to enact or make any statute, regulation, decision, order or change to published practice (and, in each case, not having withdrawn the same) to an extent or in a manner which is material and adverse in the context of the Wider CRT plc Group or the Wider Bidco Group, in either case taken as a whole or in the context of the Acquisition and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to:
(i)require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Bidco Group or by any member of the Wider CRT plc Group of all or any part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof) which, in any such case, is material in the context of the Wider Bidco Group or the Wider CRT plc Group in either case taken as a whole or in the context of the Acquisition;

(ii)except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Bidco Group or the Wider CRT plc Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider CRT plc Group or any asset owned by any third party (other than Scheme Shares in the implementation of the Acquisition);
(iii)impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Bidco Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in or loans to any member of the Wider Bidco Group or on the ability of any member of the Wider CRT plc Group or any member of the Wider Bidco Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider CRT plc Group;
(iv)otherwise adversely affect any or all of the business, assets, prospects or profits of any member of the Wider CRT plc Group or the Wider Bidco Group which, in any such case, is material in the context of the Wider Bidco Group or the Wider CRT plc Group in either case taken as a whole;
(v)result in any member of the Wider CRT plc Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition (as the case may be);
(vi)make the Acquisition, or any aspect of the Acquisition, its implementation or the acquisition of any shares or other securities in, or control or management of, CRT plc by any member of the Wider Bidco Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise directly or indirectly prevent or prohibit, restrict, restrain or materially delay or otherwise interfere with the implementation of, or impose additional materially adverse conditions or obligations with respect to, or otherwise materially impede, interfere or require amendment of the Acquisition or the acquisition of any shares or other securities in, or control or management of, CRT plc by any member of the Wider Bidco Group;
(vii)require, prevent or materially delay a divestiture by any member of the Wider Bidco Group of any shares or other securities (or the equivalent) in any member of the Wider CRT plc Group or any member of the Wider Bidco Group; or
(viii)impose any limitation on the ability of any member of the Wider Bidco Group or any member of the Wider CRT plc Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Bidco Group and/or the Wider CRT plc Group in a manner which is materially adverse to the Wider CRT plc Group or the Wider Bidco Group in either case taken as a whole or in the context of the Acquisition (as the case may be), and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any relevant jurisdiction in respect of the Acquisition or the acquisition of any CRT plc Shares or of management or voting control of CRT plc or any member of the Wider CRT plc Group or otherwise intervene, having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.
d)except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider CRT plc Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Bidco Group of any shares or other securities in CRT plc or because of a change in the control or management of any member of the Wider CRT plc Group or otherwise, could or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider CRT plc Group taken as a whole or material in the context of the Acquisition:
(i)any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider CRT plc Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;
(ii)save in the ordinary course of business, the creation or enforcement of any mortgage, charge, encumbrance or other security interest over the whole or any part of the business, property or assets of any member of the Wider CRT plc Group or any such mortgage, charge, encumbrance or other security interest (wherever or whenever created, arising or having arisen) becoming enforceable or being enforced;
(iii)any assets of any such member being disposed of or charged or ceasing to be available to any such member, or any right arising under which any asset could be required to be disposed of or charged or could cease to be available to any such member other than in the ordinary course of business;
(iv)any obligation to obtain or acquire any licence, permission, approval, clearance, permit, notice, consent, authorisation, waiver, grant, concession, agreement, certificate, exemption order or registration from any Third Party;
(v)any arrangement, agreement, lease, licence, permit licence, permission, approval, clearance, notice, consent, authorisation, waiver, grant, concession, certificate, exemption order or registration or other instrument being terminated or becoming capable of being terminated or adversely modified or the rights, liabilities, obligations or interests of any member of the Wider CRT plc Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;
(vi)any liability of any member of the Wider CRT plc Group to make any severance, termination, bonus or other payment to any of its directors or other officers;
(vii)the rights, liabilities, obligations, interests or business of any member of the Wider CRT plc Group or any member of the Wider Bidco Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider CRT plc Group or any member of the Wider Bidco Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(viii)any member of the Wider CRT plc Group ceasing to be able to carry on business under any name under which it presently carries on business;
(ix)the creation or acceleration of any liability to taxation or an adverse effect on the tax position of any member of the Wider CRT plc Group;
(x)the value of, or the financial or trading position or profits of, any member of the Wider CRT plc Group being prejudiced or adversely affected;
(xi)any material assets or material interests of, or any asset the use of which is enjoyed by, any member of the Wider CRT plc Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any member of the Wider CRT plc Group; or
(xii)the creation or acceleration of any liability (actual or contingent and including, without limitation, for taxation liability) by any member of the Wider CRT plc Group or for which any such member may be responsible other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition, and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider CRT plc Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or could reasonably be expected to result in any of the events or circumstances as are referred to in Conditions 3d)(i) to (xii) (inclusive).
Certain events occurring since the Accounts Date:
e)except as Disclosed, no member of the Wider CRT plc Group having since the Accounts Date:
(i)issued, proposed or agreed to issue, or authorised or announced its intention to authorise or propose the issue, of, additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of CRT plc Shares (except, where relevant, as between CRT plc and wholly-owned subsidiaries of CRT plc or between the wholly owned subsidiaries of CRT plc) or redeemed, purchased or reduced any part of its share capital or sold or transferred or agreed to sell or transfer any CRT plc Shares held by CRT plc as treasury shares;
(ii)recommended, declared, paid or made any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions, whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of CRT plc to CRT plc or any of its wholly-owned subsidiaries;
(iii)save as between CRT plc and its wholly-owned subsidiaries or between such wholly-owned subsidiaries, effected, authorised, proposed or announced its intention to propose any change in its share or loan capital (or equivalent thereof);
(iv)purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters in sub-paragraph (i) or (ii) above, made any other change to any part of its share capital in each case;

(v)other than with the written consent or the written agreement of Bidco, no member of the Wider CRT plc Group having taken (or agreed or proposed to take) any action that requires, or would require, the consent of the Panel or the approval of CRT plc Shareholders in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code;
(vi)proposed or agreed to provide, provided or offered any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider CRT plc Group;
(vii)save as between CRT plc and its wholly-owned subsidiaries and other than pursuant to the Acquisition, implemented, effected, authorised, proposed or announced its intention to propose any merger, demerger, reconstruction, arrangement, amalgamation, commitment or scheme or any acquisition or disposal or transfer of assets, shares (or the equivalent thereof) in any undertaking or undertakings (other than in the ordinary course of business) or loan capital (or the equivalent thereof) or any right, title or interest in any assets, shares or loan capital (or the equivalent thereof) or other transaction or arrangement in respect of itself or another member of the Wider CRT plc Group;
(viii)save as between CRT plc and its wholly-owned subsidiaries, acquired or disposed of or transferred (other than in the ordinary course of business) or mortgaged, charged or encumbered any assets or shares or any right, title or interest in any assets or shares (other than in the ordinary course of business) or authorised the same which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition (whether in respect of capital expenditure or otherwise);
(ix)entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider CRT plc Group or the Wider Bidco Group or which is or involves obligations which would or might reasonably be expected to be so restrictive other than of a nature and extent which is normal in the context of the business concerned and which in any such case is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(x)entered into, implemented or authorised the entry into, any joint venture, asset or profit-sharing agreement, partnership or merger of business or corporate entities and which in any such case is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(xi)except as Disclosed, no member of the Wider CRT plc Group having entered into any agreement, contract, transaction, arrangement or commitment or terminated or varied the terms of any agreement or arrangement (other than in the ordinary course of business), which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(xii)issued, authorised or proposed the issue of or made any change in or to any debentures, or (other than in the ordinary course of business) or, save as between CRT plc and its wholly-owned subsidiaries, incurred or increased any indebtedness or liability, actual or contingent which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(xiii)proposed or agreed to provide, provided or offered to provide, made, or announced any proposal to make, any change or addition to, any retirement, death or disability benefit or any other employment-related benefit (including, but not limited to, bonuses, retention arrangements or share incentive schemes or other benefit relating to the employment or termination of employment of any employee of the Wider CRT plc Group) of or in respect of any of its directors, employees, former directors or former employees (if any) which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(xiv)proposed or agreed to provide, provided, offered to provide or offer any pension scheme or other arrangements for the provision of retirement benefits established by any member of the Wider CRT plc Group for its directors, employees (if any) or their dependents;
(xv)save as between CRT plc and its wholly-owned subsidiaries, granted any lease or third party rights in respect of any of the freehold property owned or occupied by it or transferred or otherwise disposed of any such property (other than in the ordinary course of business);
(xvi)entered into or varied or made any offer (which remains open for acceptance) to enter into or vary, to a material extent, the terms of any service agreement, commitment or arrangement with any director or senior executive of CRT plc or any director or senior executive of the Wider CRT plc Group;
(xvii)taken any action (including not making or revoking any election or doing anything outside the ordinary course of business) which results in the creation or acceleration of any material tax liability or any member of the Wider CRT plc Group or a material adverse effect on the tax position of any such member;
(xviii)made any material amendment to its memorandum or articles of association;
(xix)waived, compromised or settled any claim or authorised any such waiver or compromise, save in the ordinary course of business, which is material in the context of the Wider CRT plc Group taken as a whole or material in the context of the Acquisition;
(xx)been unable or admitted in writing that it is unable to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business or proposed or entered into any composition or voluntary arrangement with its creditors (or any class of them) or the filing at court of documentation in order to obtain a moratorium prior to a voluntary arrangement or, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
(xxi)(other than in respect of a member which is dormant and was solvent at the relevant time) taken or proposed any corporate action or had any steps taken or had any legal proceedings started or threatened against it for its winding-up, dissolution, striking-off or reorganisation or for the appointment of a receiver, administrator (including the filing of any administration application, notice of intention to appoint an administrator or notice of appointment of an administrator), administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction;
(xxii)taken, entered into or had started or threatened against it in a jurisdiction outside England and Wales any form of insolvency proceeding or event similar or analogous to any of the events referred to in Conditions 3e)(xx) and (xxi) above; or

(xxiii)agreed to enter into or entered into an agreement or arrangement or commitment or passed any resolution or announced any intention or made any offer (which remains open to acceptance) with respect to any of the transactions, matters or events referred to in this Condition 3e);
No adverse change, litigation, regulatory enquiry or similar
f)except as Disclosed, there having been since the Accounts Date:
(i)no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider CRT plc Group which is material in the context of the Wider CRT plc Group taken as a whole or is material in the context of the Acquisition;
(ii)no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of any member of the Wider CRT plc Group or to which any member of the Wider CRT plc Group is or is reasonably likely to become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider CRT plc Group, in each case which is or might reasonably be expected to be material in the context of the Wider CRT plc Group, or the Wider Bidco Group, taken as a whole or in the context of the Acquisition;
(iii)no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider CRT plc Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider CRT plc Group, in each case which might reasonably be expected to have a material adverse effect on the Wider CRT plc Group taken as a whole or is or might reasonably be expected to be material in the context of the Acquisition;
(iv)no contingent or other liability (including any material tax liability) having arisen or increased which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider CRT plc Group to an extent which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(v)no member of the Wider CRT plc Group having conducted its business in breach of applicable laws and regulations and which is material in the context of the Wider CRT plc Group as a whole or material in the context of the Acquisition; and
(vi)no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider CRT plc Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which is or might reasonably be expected to have a material adverse effect on the Wider CRT plc Group taken as a whole or is or might reasonably be expected to be material in the context of the Acquisition;
No discovery of certain matters regarding information, liabilities and environmental issues
g)except as Disclosed, Bidco not having discovered:

(i)that any financial, business or other information concerning the Wider CRT plc Group publicly announced before the Announcement Date or disclosed at any time to any member of the Wider Bidco Group by or on behalf of any member of the Wider CRT plc Group before the Announcement Date is misleading, contains a misrepresentation of any fact or omits to state a fact necessary to make that information not misleading, which was not subsequently corrected at least three Business Days before the Announcement Date (or by such other date as may be agreed in writing between Bidco and CRT plc) by disclosure via a Regulatory Information Service (if necessary) or otherwise by disclosure to Bidco or its professional advisers, in each case, to the extent which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(ii)any member of the Wider CRT plc Group is subject to any liability, contingent or otherwise, which is not disclosed in the 2023 Annual Report and which is material in the context of the Wider CRT plc Group, each taken as a whole or in the context of the Acquisition;
(iii)that any member of the Wider CRT plc Group or any partnership, company, joint venture or other entity in which any member of the Wider CRT plc Group has a significant economic interest and which is not a subsidiary undertaking of CRT plc is subject to any liability, contingent or otherwise and which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(iv)any past or present member, director, officer or employee of the Wider CRT plc Group has not complied with all applicable legislation, regulations, requirements or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any liability, including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider CRT plc Group and which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(v)that there has been a disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider CRT plc Group and which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
(vi)that there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider CRT plc Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto and which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition; or

(vii)that circumstances exist (whether as a result of making the Acquisition or otherwise) which would or would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider CRT plc Group would be required or likely to be required to institute) an environmental audit or take any steps which would in any such case result or be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider CRT plc Group (or on its behalf) or by any person for which a member of the Wider CRT plc Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider CRT plc Group taken as a whole or in the context of the Acquisition;
Anti-corruption, sanctions and criminal property
h)except as Disclosed, Bidco not having discovered:
(i)any past or present member, director, officer or employee of the Wider CRT plc Group or any other entity or person that performs or has at any time performed services for or on behalf of any member of the Wider CRT plc Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 or the US Foreign Corrupt Practices Act 1977 (in each case as amended from time to time), or any other anti-corruption law, rule, legislation or regulation applicable to the Wider CRT plc Group;
(ii)any: (y) asset of any member of the Wider CRT plc Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (as amended from time to time but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, legislation or regulation concerning money laundering or proceeds of crime; or (z) any member of the Wider CRT plc Group is found by a Third Party to have engaged in activities constituting money laundering under any applicable law, rule, legislation or regulation concerning money laundering, including the Sanctions and Anti-Money Laundering Act 2018 (in each case as amended from time to time);
(iii)that any past or present member, director, officer or employee of the Wider CRT plc Group or any other entity or person for whom any such entity or person may be liable or responsible, has engaged in any business with or made any investments in, or made any payments, funds or assets available to or received any funds or assets from: (x) any government, entity or person designated as being subject to restrictions under economic or trade sanctions implemented by the UK, US, European Union (including member states) or the United Nations; or (y) any government, entity or person subject to comprehensive economic or trade sanctions maintained by the UK, the US, the European Union (including member states) or the United Nations, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law;
(iv)that any past or present member, director, officer or employee of the Wider CRT plc Group or any other entity or person for whom any such entity or person may be liable or responsible, has engaged in any business with or provided goods, services and/or technologies to any government, entity or person in violation of economic or trade sanctions implemented by the UK, US, European Union (including member states) or United Nations save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law;

(v)that any member of the CRT plc Group being engaged in any transaction which has or would cause CareTrust and/or Bidco to be in breach of any law, rule, legislation or regulation upon or after the Effective Date, including any economic and trade sanctions of the US, the UK, the European Union (including member states) or the United Nations save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law; or
(vi)that any past or present member, director, officer or employee of the Wider CRT plc Group, or any other entity or person for whom any such entity or person may be liable or responsible: (u) has engaged in conduct which would violate any relevant anti-terrorism law, rule, legislation or regulation, including but not limited to the Terrorism Act 2000 (as amended from time to time); (x) has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including but not limited to the US Export Administration Regulations administered and enforced by the US Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the US Department of State (in each case as amended from time to time); (y) has engaged in conduct which would materially violate any relevant law, rule, legislation or regulation concerning human rights, including but not limited to any law, rule, legislation or regulation concerning modern slavery, human trafficking, false imprisonment, torture or other cruel and unusual punishment, or child labour; or (z) is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organization or found to have violated any applicable law, rule, legislation or regulation concerning government contracting or public procurement save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law.

B.Waiver and invocation of the Conditions
1.Subject to the requirements of the Panel in accordance with the Takeover Code, Bidco reserves the right to waive:
1.1in whole or in part, all or any of the Conditions in Part A above, except for Condition 1 (Conditions to the Scheme) and Conditions 2.a)(i), 2.b)(i) and 2.c)(i) (Scheme Approval), which cannot be waived; and
1.2the deadlines set out in Condition 2.a)(ii), 2.b)(ii) or 2.c)(ii) (Scheme Approval) of Part A above for the timing of the Court Meeting, General Meeting and Court Hearing (with the Panel's consent and approval of the Court if such consent and/or approval is required). If any such deadline is not met, Bidco shall make an announcement by 8:00 a.m. on the Business Day following such deadline confirming whether, subject to paragraph 7 below, it has invoked or waived the relevant Condition or agreed with CRT plc to extend the deadline in relation to the relevant Condition.
2.The Acquisition will be subject to the satisfaction (or waiver, if permitted) of the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions which will be set out in the Scheme Document.
3.Conditions 2.a)(i), 2.b)(i) and 3a) to h) (inclusive) must be fulfilled, determined by Bidco to be or to remain satisfied or (if capable of waiver) waived, by no later than 11.59 p.m. on the date immediately preceding the date of the Court Hearing, failing which the Acquisition (subject to the rules of the Takeover Code and, where applicable, the consent of the Panel), will lapse. Bidco shall be under no obligation to waive or treat as satisfied any of Conditions 3a) to h) (inclusive) by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Conditions to the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.
4.If Bidco is required to make an offer or offers for any CRT plc Shares under the provisions of Rule 9 of the Takeover Code, Bidco may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.
5.Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.
6.The Acquisition will not become Effective unless the Conditions have been fulfilled or (to the extent capable of waiver) waived or, where appropriate, have been determined by Bidco to be or remain satisfied by no later than the Long Stop Date.
7.Under Rule 13.5 of the Takeover Code, Bidco may not invoke a condition of the Scheme so as to cause the Scheme not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to Bidco in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise. Conditions 1 and 2 of Part A (and, if applicable, any acceptance condition adopted on the basis specified in paragraph 2 of Part C below in relation to any Takeover Offer) are not subject to Rule 13.5(a) of the Takeover Code. Bidco may only invoke a condition that is subject to Rule 13.5(a) of the Takeover Code with the consent of the Panel and any Condition which is subject to Rule 13.5(a) of the Takeover Code may be waived by Bidco.
C.Implementation by way of a Takeover Offer
1.Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme with the consent of the Panel and subject to the terms of the Cooperation Agreement.

2.In such event, such Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments (in accordance with the terms of the Cooperation Agreement) to reflect the change in method of effecting the Acquisition, including (without limitation) the inclusion of an acceptance condition set at a level permitted by the Panel and the terms of the Cooperation Agreement (being in any case more than 50 per cent. of the CRT plc Shares). Further, if sufficient acceptances of such Takeover Offer are received or sufficient CRT plc Shares are otherwise acquired, Bidco intends to apply the provisions of the Companies Act to acquire compulsorily any outstanding CRT plc Shares (other than any Scheme Restricted Shares) to which such Takeover Offer relates.
3.Bidco will not be under any obligation to waive (if capable of waiver), to determine, to be or remain satisfied or to treat as fulfilled any of the Conditions (to the extent capable of waiver) by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.
4.Bidco reserves the right to elect (with the consent of the Panel and subject to the terms of the Cooperation Agreement) to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme. In the event of an Agreed Switch (as defined in the Cooperation Agreement) the acceptance condition that will apply to the Takeover Offer shall be set at not less than 75 per cent. of CRT plc Shares to which the Takeover Offer relates (or such lesser percentage as Bidco and CRT plc may agree with, to the extent necessary, the consent of the Panel, being in any case more than 50 per cent. of the CRT plc Shares to which the Takeover Offer relates).
D.Certain further terms of the Acquisition
1.CRT plc Shares will be acquired by Bidco with full title guarantee, fully paid and free from all liens, equitable interests, options, charges, encumbrances, rights of pre-emption and other third party rights and interests of any nature whatsoever and together with all rights attaching to them as at the date of this Announcement or subsequently attaching or accruing to them, including voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of capital made, on or after the date of this Announcement.
2.If, on or after the date of this Announcement and with a record date before the Effective Date, any dividend and/or other distribution and/or other return of capital is authorised, declared, made or paid or becomes payable in respect of the CRT plc Shares, Bidco reserves the right (without prejudice to any right of Bidco, with the consent of the Panel, to invoke Condition 3e)(ii) in Part A above), to reduce the consideration payable under the terms of the Acquisition for the CRT plc Shares by an amount up to the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this Announcement or in the Scheme Document to the consideration payable under the terms of the Acquisition will be deemed to be a reference to the consideration as so reduced. To the extent that any such dividend and/or distribution and/or other return of capital is authorised, declared, made or paid or becomes payable prior to the Scheme becoming Effective and it is:
(i)transferred pursuant to the Acquisition on a basis which entitles Bidco to receive the dividend or distribution and to retain it; or
(ii)cancelled,
the consideration payable under the terms of the Acquisition will not be subject to change in accordance with this paragraph. Any exercise by Bidco of its rights referred to in this paragraph will be the subject of an announcement and, for the avoidance of doubt, will not be regarded as constituting any revision or variation of the Acquisition.

3.The Acquisition will be subject, inter alia, to the Conditions and certain further terms which are set out in this Appendix I and those terms which will be set out in the Scheme Document and such further terms as may be required to comply with the Listing Rules and the provisions of the Takeover Code.
4.The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in the Scheme Document.
5.The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any such jurisdiction.
6.This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme, and any proxies are governed by the laws of England and Wales and are subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Acquisition will be subject to the applicable requirements of the Companies Act, the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Listing Rules.

APPENDIX II
SOURCES OF INFORMATION AND BASES OF CALCULATION
Part A
In this Announcement, unless otherwise stated, or the context otherwise requires, the bases and sources used are set out below.
(i)The value placed by the Acquisition on, and the number of CRT plc Shares subject to irrevocable undertakings expressed as a percentage of, CRT plc's issued share capital are calculated by reference to the existing issued share capital of CRT plc, which is based on 414,368,169 CRT plc Shares in issue (which, for the avoidance of doubt, includes the Scheme Restricted Shares) at close of business on 10 March 2025, being the last dealing day prior to the date of this Announcement.
(ii)CRT plc does not hold any shares in treasury.
(iii)CRT plc has not issued or granted any options or other rights to subscribe for shares or other securities of CRT plc.
(iv)Unless otherwise stated, all prices and closing prices for CRT plc Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List (SEDOL).
(v)Premium / discount to EPRA NTA is calculated by reference to the latest published EPRA NTA for the relevant period, sourced from CRT plc’s financial results.
(vi)Unless stated otherwise market information relating to CareTrust has been derived from Bloomberg as at 4:30 p.m. (New York time) on 7 March 2025.
(vii)Volume weighted average prices have been derived from Bloomberg and have been rounded to the nearest single decimal place.
(viii)Unless otherwise stated, portfolio information relating to CRT plc as at 31 December 2024 has been derived from data provided by CRT IM.
(ix)Unless otherwise stated, portfolio information relating to CareTrust as at 31 December 2024 has been derived from data provided by CareTrust or sourced from its financial statements as at 31 December 2024.
(x)Property portfolio and unaudited valuation information relating to CRT plc is from the draft property valuation report produced by Cushman & Wakefield the final copy of which will be included in the Scheme Document (or, if applicable, the offer document).
(xi)Total Accounting Return is the growth in EPRA NTA per ordinary share plus the dividends paid per ordinary share, in the relevant period. Note for CRT plc this calculation is based on NAV at the time of IPO and the Unaudited EPRA NTA as at 31 December 2024.
(xii)The Dividend Per Share growth is calculated based on quarterly Dividend Per Share figures.
(xiii)The Earnings Per Share growth is calculated based on annual Earnings Per Share figures.
(xiv)Figures converted from USD to GBP have been converted based on the spot rate of USD / GBP of 0.7754 derived from Bloomberg at 4:30 pm. (London time) on the Latest Practicable Date.
(xv)For the purposes of Rule 29.1(d) of the Takeover Code, an updated valuation of CRT plc's property portfolio will be included in the Scheme Document (or, if applicable, the offer document). The draft property valuation report (as referred to in paragraph x above) has been used to calculate CRT plc's unaudited Net Tangible Assets per CRT plc Share as at 31 December 2024:

£m unless stated	31-Dec-24 Unaudited EPRA NTA
Total Portfolio Value(1)	679.0
Gross Borrowings	(193.4)
Cash	10.5
Other Net Assets / Liabilities	(1.7)
IFRS Net Asset Value	494.5
EPRA adjustments	(0.5)
EPRA NTA	494.0
Total Shares	414,368,169
EPRA NTA per CRT plc Share	119.2 pence
(1)The Scheme Document (or, if applicable, the offer document) will contain a property valuation report in accordance with Rule 29 of the Takeover Code.
(xvi)Certain figures included in this Announcement have been subject to rounding adjustments.

Part B
CRT plc Statement

On 24 January 2025, the CRT plc Board announced, among other things, an increased dividend target of 7.20 pence for the year to 31 December 2025. The CRT plc Board stated that:

"The Board of Directors of Care REIT plc (LSE: CRT), the real estate investment trust which gives investors exposure to a diversified portfolio of UK healthcare real estate assets, in particular care homes, is pleased to provide a trading update for the quarter to 31 December 2024, declare a dividend of 1.7375 pence for Q4 2024 and announce an increased dividend target for 2025 of 7.20 pence1.

Our tenants' operational performance continues to benefit from the strong long-term fundamentals of our sector, alongside their experience and focus on delivering sustainable care for vulnerable elderly people. This has resulted in rent cover2, for the quarter ending 31 December 2024, of 2.3x. Underlying occupancy levels remain robust and increased to 89.2% as at 31 December 2024, with average weekly fee growth of 6.5% during the year.3

1 This is a target only and not a profit forecast. There can be no assurance that the target will be met and it should not be taken as an indicator of the Company's expected or actual results.

2 Rent cover is our tenants' aggregated EBITDARM for either the quarter or the 12 months divided by the aggregate rent for the same period.  It excludes "turnaround" and "immature" homes. Immature homes being defined as homes that are newly opened or undergoing major capital improvement requiring partial closure. The rent cover calculation excludes eight properties that are defined as turnaround or immature.

3 Tenant reporting is due within six weeks following the quarter end. At the date of preparing this announcement 91% of the operator reporting (as a percentage of the Group's contracted income) had been received for the period to 31 December 2024."

The statement set out above (the "CRT plc Statement") constitutes an ordinary course profit forecast published before the start of the offer period for the purposes of Note 2(a) to Rule 28 of the Takeover Code, and accordingly, the requirements of Rule 28.1(c) of the Takeover Code apply in relation to the CRT plc Statement.

Directors' confirmation

The CRT plc Directors have considered the CRT plc Statement and confirm that, as at the date of this Announcement, the CRT plc Statement remains valid and confirm that it has been properly compiled on the basis of the assumptions stated below and that the basis of accounting used is consistent with CRT plc's accounting policies. Any of the following assumptions could turn out to be incorrect and therefore affect the validity of the CRT plc Statement.

Assumptions

Factors outside the influence or control of the CRT plc Directors:

-No material change in the political, economic and/or market environment that would materially affect CRT plc.

-There will be no material changes in market conditions over the period to 31 December 2025 in relation to either tenant demand or competitive environment.

-No significant or one-off events or litigation that would have a material impact on the operating results or financial position of CRT plc.

-There will be no material adverse change to CRT plc Group's tenant relationships.

-No adverse changes to inflation or interest or tax rates compared with CRT plc's budgeted estimates.

-No material adverse events which will have a significant impact on the operating results or financial position of CRT plc.

-No material adverse outcome from any ongoing or future disputes with any tenants, competitor, regulator or tax authority.

-No material change in legislation, taxation, regulatory requirements, applicable standards or the position of any regulatory bodies impacting CRT plc's operations or accounting policies.

Factors within the influence and control of the CRT plc Directors

-No additional significant acquisitions, disposals, developments, partnership or joint venture agreements being entered into by CRT plc which could have a materially dilutive effect on CRT plc's earnings.

-No material change in the dividend or capital policies.

-No material changes to the CRT IM team of CRT plc.

-No material changes to CRT plc's strategy.

-CRT plc's accounting policies will be consistently applied in the period ending 31 December 2025.

APPENDIX III
IRREVOCABLE UNDERTAKINGS
Part A: CRT plc Directors' Irrevocable Undertakings
The following CRT plc Directors have, on the basis set out below given irrevocable undertakings to Bidco to vote in favour (or procure that the relevant person votes in favour) of the Scheme at the Court Meeting and all of the Resolutions at the General Meeting, or as the case may be, accept (or procure that the relevant person accepts) an offer made by Bidco, if Bidco elects to switch to a Takeover Offer (with the consent of the Panel and subject to the terms of the Cooperation Agreement).

Name of CRT plc Director	Number of CRT plc Shares in respect of which undertaking is given	Percentage of CRT plc issued share capital in respect of which undertaking is given
Chris Santer	14,137	0.003%
Simon Laffin	100,000	0.024%
Rosemary Boot	30,000	0.007%
Cedi Frederick	12,197	0.003%
Amanda Aldridge	20,000	0.005%

Part B: Irrevocable Undertakings from CRT plc's Managers and related parties
The following CRT plc Shareholders have, on the basis set out below, given irrevocable undertakings to Bidco to vote in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting or, as the case may be, accept an offer made by Bidco.

Name	Number of CRT plc Shares in respect of which undertaking is given	Percentage of CRT plc issued share capital in respect of which undertaking is given
Mahesh Patel	9,750,000	2.353%
Jogendra Patel Will Trust	725,000	0.175%
Andrew Cowley	833,468	0.201%
Impact Health Partners LLP	821,189	0.198%

These irrevocable undertakings will only lapse and shall cease to have any effect on the earlier of:
(a)if Bidco and/or CRT plc shall not have released the Announcement by 5:00 p.m. on the date the irrevocable undertaking is given (or such later date as CRT plc and Bidco may agree);
(b)if Bidco announces, with the consent of the Panel and in accordance with the terms of the Cooperation Agreement, that it does not intend to proceed with the Acquisition by way of the Scheme and within five Business Days thereof, Bidco does not announce a firm intention in accordance with Rule 2.7 of the Takeover Code to implement the Acquisition by way of a Takeover Offer;
(c)on the earlier of:
(i)the Long Stop Date; or
(ii)the date on which the Scheme lapses or is withdrawn unless either: (A) it is withdrawn or lapses in connection with an Agreed Switch (as defined and in accordance with the terms of the Cooperation Agreement), or (B) such lapse or withdrawal is to be followed promptly by a firm intention announcement (under Rule 2.7 of the Takeover Code) made by Bidco or person acting in concert with Bidco to implement the Acquisition by a Takeover Offer or scheme on substantially the same or improved terms (and in any event on terms no less favourable to the holders of CRT plc Shares in any material respect), and such announcement is made within five Business Days of such lapse or withdrawal (or within such other period as CRT plc and Bidco may agree);
(d)if any competing offer for the entire issued and to be issued share capital of CRT plc becomes unconditional as such term is interpreted in accordance with the Takeover Code (if implemented by way of takeover offer) or becomes effective (if implemented by way of a scheme of arrangement within the meaning of section 974 of the Companies Act).
These irrevocable undertakings therefore remain binding even in the event of a competing offer for CRT plc at a price which is higher than the Acquisition Price.

APPENDIX IV

DEFINITIONS
The following definitions apply throughout this Announcement unless the context requires otherwise:

"2023 Annual Report"	the annual report and accounts of CRT plc for the financial year ended on 31 December 2023;
"Accounts Date"	31 December 2023;
"Acquisition"
the direct or indirect acquisition by Bidco of the entire issued and to be issued ordinary share capital of CRT plc (excluding any Scheme Restricted Shares), to be effected by means of the Scheme (or by way of a Takeover Offer under certain circumstances described in this Announcement), and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

"Acquisition Price"	108 pence in cash per CRT plc Share;
"Announcement"	this announcement;
"Announcement Date"	the date of this Announcement;
"Authorisations"	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals;
"Bidco"	CR United Bidco Ltd, an indirect, wholly-owned subsidiary of CareTrust;
"Blocking Law"
(i) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or (ii) any similar blocking or anti-boycott law;

"Business Day"
a day (not being a Saturday or a Sunday) on which banks generally are open in London, United Kingdom, and Los Angeles, United States for the processing and receiving of normal, non-automated, banking business;

"CareTrust"	CareTrust REIT, Inc.;
"CareTrust Guarantor"	CTR Partnership, L.P.;
"Cash Consideration"
the cash amount of 108 pence payable by Bidco under the Acquisition in respect of each CRT plc Share (excluding any Scheme Restricted Shares), as may be adjusted in accordance with the terms of the Acquisition as set out in this Announcement;

"Clearance"	has the meaning given to it in paragraph 3b) of Part A of Appendix I to this Announcement;
"Companies Act"	the Companies Act 2006, as amended;
"Conditions"	the conditions to the implementation of the Acquisition, as set out in Appendix I to this Announcement and to be set out in the Scheme Document;
"Confidentiality Agreement"	the confidentiality agreement between CareTrust and CRT plc dated 8 January 2025, as described in paragraph 12 of this Announcement;
"Cooperation Agreement"	the cooperation agreement between CareTrust Guarantor, Bidco and CRT plc dated 11 March 2025, as described in paragraph 12 of this Announcement;
"Court"	the High Court of Justice in England and Wales;
"Court Hearing"	the Court hearing at which CRT plc will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act;
"Court Meeting"
the meeting of the Scheme Shareholders to be convened pursuant to an order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purpose of considering and, if thought fit, approving the Scheme, including any adjournment or reconvening thereof;

"Court Order"	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;
"CREST"	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear;
"CRT IM"	Impact Health Partners LLP;
"CRT plc"	Care REIT plc;
"CRT plc Board"	the board of directors of CRT plc;
"CRT plc Directors"	the directors of CRT plc;
"CRT plc Group"	CRT plc and its subsidiary undertakings and, where the context permits, each of them;
"CRT plc Shareholders"	the holders of CRT plc Shares;
"CRT plc Shares"	the ordinary shares with a nominal value of 1 pence each in the capital of CRT plc from time to time, and "CRT plc Share" shall be construed accordingly;
"CRT plc Statement"	has the meaning given to it in Part B of Appendix II to this Announcement;
"Dealing Disclosure"	has the same meaning as in Rule 8 of the Takeover Code;

"Disclosed"
the information which has been fairly disclosed by or on behalf of CRT plc: (i) in the 2023 Annual Report; (ii) in the announcement of CRT plc's results for the six months ended 30 June 2024; (iii) in this Announcement; (iv) in any other announcement to a Regulatory Information Service by or on behalf of CRT plc prior to the publication of this Announcement; (v) in filings made with the Registrar of Companies and appearing in CRT plc's file or the file of any member of the Wider CRT plc Group at Companies House within the two years immediately preceding 5.00 p.m. on the day that is two Business Days before the Latest Practicable Date; or (vi) to CareTrust and/or Bidco (or their respective officers, employees, agents or advisers) before the Announcement Date (including, without limitation, all matters fairly disclosed in the written replies, correspondence, documentation and information provided in an electronic data room created by or on behalf of CRT plc);

"Effective Date"
the date on which either: (i) the Scheme becomes effective in accordance with its terms; or (ii) (if Bidco elects to implement the Acquisition by way of a Takeover Offer, subject to Panel consent and the terms of the Cooperation Agreement), the date on which such Takeover Offer becomes or is declared unconditional in accordance with the requirements of the Takeover Code, and "Effective" shall be construed accordingly;

"EPRA"	The European Public Real Estate Association, who produce best practice recommendations for financial reporting;
"EPRA NTA"	EPRA Net Tangible Assets;
"Euroclear"	Euroclear UK & International Limited;
"Excluded Shares"
(i) any CRT plc Shares beneficially owned by Bidco, any member of the Wider Bidco Group or any other person holding shares in Bidco; (ii) any Scheme Restricted Shares; or (iii) any CRT plc Shares held in treasury by CRT plc;

"Explanatory Statement"	the explanatory statement to be included in the Scheme Document in compliance with section 897 of the Companies Act;

"FCA" or "Financial Conduct Authority"	the UK Financial Conduct Authority;
"Forms of Proxy"	the forms of proxy in connection with each of the Court Meeting and the General Meeting;
"FRI lease"	full repairing and insuring lease;
"General Meeting"	the general meeting of CRT plc (including any adjournment thereof) to be convened in connection with the Scheme, notice of which will be set out in the Scheme Document;
"IFRS"	International Financial Reporting Standards;
"Jefferies"	Jefferies International Limited, financial adviser and joint corporate broker to CRT plc;
"Latest Practicable Date"	10 March 2025, being the latest practicable date before the Announcement Date;
"Listing Rules"	the rules and regulations published by the FCA and contained in the UK Listing Rules sourcebook which is part of the FCA Handbook;
"London Stock Exchange"	London Stock Exchange Group;
"Long Stop Date"	11.59 p.m. (London time) on 9 July 2025 or such later date as may be agreed in writing by Bidco and CRT plc (with the Panel's consent and as the Court may approve (if such approval(s) are required));
"NAV"	Net Asset Value;

"Non-Disqualified Shareholder"
any person (other than a Sanctions Disqualified Person) who is interested in, owns, holds or controls (directly or indirectly, including as a custodian or nominee) CRT plc Shares that are held, directly or indirectly, by a Sanctions Disqualified Agent where the Sanctions Disqualified Agent has provided evidence satisfactory to the CRT plc Board (i) confirming that neither the Sanctions Disqualified Agent nor such person is a Sanctions Disqualified Person and (ii) in the context of the Acquisition, demonstrating the Sanctions Disqualified Agent's present and future compliance with the applicable Sanctions;

"NYSE"	the New York Stock Exchange;
"Opening Position Disclosure"	has the same meaning as in Rule 8 of the Takeover Code;
"Overseas Shareholders"	CRT plc Shareholders (or nominees of, or custodians or trustees for CRT plc Shareholders) not resident in, or nationals or citizens of, the United Kingdom;
"Panel"	the Panel on Takeovers and Mergers;
"Piper Sandler"	Piper Sandler Limited, financial adviser to CareTrust and Bidco;
"Registrar of Companies"	the Registrar of Companies in England and Wales;
"Regulatory Information Service"	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory information;

"Resolutions"
the resolutions proposed to be passed at the General Meeting in connection with, among other things, the implementation of the Scheme and such other matters as may be necessary to implement the Scheme including (without limitation) a resolution to amend the articles of association of CRT plc by the adoption and inclusion of (i) a new article under which any CRT plc Shares issued or (other than any Scheme Restricted Shares) transferred after the General Meeting shall either be subject to the Scheme or (after the Scheme Record Time) be immediately transferred to Bidco (or as it may direct) in exchange for the same cash consideration as is due under the Scheme and (ii) a right for Bidco or such other person as CareTrust or Bidco may direct to compulsorily acquire any Scheme Restricted Shares for the same cash consideration as is due under the Scheme upon it becoming legally permissible to do so, a resolution to restrict the rights otherwise attaching to any Scheme Restricted Shares, and a resolution to re-register CRT plc as a private company;

"Restricted Jurisdiction"
any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if the Acquisition is extended or made available in that jurisdiction or if information concerning the Acquisition is made available in that jurisdiction or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Bidco or CRT plc regards as unduly onerous;

"Revolving Credit Facility"
the Third Amended and Restated Credit and Guaranty Agreement made and entered into as of 18 December 2024 by and among CTR Partnership, L.P., a Delaware limited partnership, as borrower, CareTrust, a Maryland corporation, as a guarantor, the other guarantors identified therein, the several banks and other financial institutions and lenders from time to time party thereto and KeyBank National Association, in its capacity as administrative agent for such lenders, as an issuing bank and as swingline lender;

"Sanctions"
any economic or financial sanctions laws or regulations, as amended from time to time, administered, enacted or enforced by (i) the United Kingdom, (ii) the European Union or any member state thereof, (iii) the United States, (iv) the United Nations, or (v) any other jurisdiction applicable to and binding on CRT plc or CareTrust;

"Sanctions Disqualified Agent"
any person who from time to time is acting in the capacity as a nominee, custodian or agent in respect of CRT plc Shares (including by virtue of directly or indirectly holding any interest in CRT plc Shares and/or acting as a nominee of a nominee in respect of such CRT plc Shares) for or on behalf of a Sanctions Disqualified Person, even if such person is also acting in such capacity as a nominee, custodian or agent in respect of CRT plc Shares for a person who is not a Sanctions Disqualified Person;

"Sanctions Disqualified Person"
any person from time to time who is the subject of Sanctions (including by reason of ownership, control or agency, in accordance with the applicable Sanctions, with or by any person that is the subject of Sanctions) that impose restrictions or prohibitions on:
(i)dealing in any CRT plc Shares which such person (directly or indirectly, including as a custodian or nominee) owns, holds or controls or dealing in any cash consideration payable by Bidco for the Scheme Shares to or for the benefit of such person (including, without limitation, accepting, receiving, holding or transferring such consideration); or

(ii)engaging in any transaction contemplated by the Explanatory Statement in connection with or related to such person and/or the Acquisition;

"Sanctions Disqualified Shareholder"
any:
(i)Sanctions Disqualified Person; or
(ii)Sanctions Disqualified Agent in respect of all CRT plc Shares held by such Sanctions Disqualified Agent other than CRT plc Shares determined by the CRT plc Board to be held, owned or controlled directly or indirectly by, for or on behalf of a Non-Disqualified Shareholder;

"Scheme"
the proposed scheme of arrangement under Part 26 of the Companies Act between CRT plc and the Scheme Shareholders in connection with the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by CRT plc and Bidco;

"Scheme Document"	the document to be sent to CRT plc Shareholders containing, among other things, the Scheme and the notices convening, and accompanied by Forms of Proxy;
"Scheme Record Time"	the time and date specified in the Scheme Document, currently expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date or such other time as Bidco and CRT plc may agree;
"Scheme Restricted Shares"	CRT plc Shares which are directly or indirectly held by, for or on behalf of Sanctions Disqualified Shareholders;
"Scheme Shareholders"	holders of Scheme Shares;

"Scheme Shares"
CRT plc Shares which remain in issue at the Scheme Record Time and are:
(i)    in issue as at the date of the Scheme Document;
(ii)    (if any) issued after the date of the Scheme Document but before the Scheme Voting Record Time; and/or
(iii)    (if any) issued on or after the Scheme Voting Record Time and at or before the Scheme Record Time, either on terms that the original or any subsequent holders thereof will be bound by the Scheme or in respect of which the holders thereof will have agreed in writing to be bound by the Scheme, but in each case other than the Excluded Shares;

"Scheme Voting Record Time"	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined;
"Significant Interest"
in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking;

"Takeover Code"	the City Code on Takeovers and Mergers;
"Takeover Offer"
should the Acquisition be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued share capital of CRT plc (excluding any Scheme Restricted Shares) and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer;

"Third Party"
each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction;

"United Kingdom" or "UK"	the United Kingdom of Great Britain and Northern Ireland;
"United States" or "US"	the United States of America, its territories and possessions, any state of the United States of America and all other areas subject to its jurisdiction and any political sub-division thereof;
"US Exchange Act"	the US Securities Exchange Act of 1934, as amended;
"Wider Bidco Group"
Bidco and its subsidiaries, subsidiary undertakings and associated undertakings, and any other body corporate, person or undertaking (including a joint venture, partnership, firm or company) in which Bidco and/or such undertakings (aggregating their interests) have a Significant Interest;

"Wider CRT plc Group"
CRT plc and its subsidiaries, subsidiary undertakings and associated undertakings and any other body corporate person or undertaking (including a joint venture, partnership, firm or company) in which CRT plc and/or such undertakings (aggregating their interests) have a Significant Interest; and

"Winterflood"	Winterflood Securities Limited, joint corporate broker to CRT plc.
For the purposes of this Announcement, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the respective meanings given thereto by the Companies Act.
All references to "pounds", "pounds Sterling", "Sterling", "£", "pence", "penny" and "p" are to the lawful currency of the United Kingdom.
All the times referred to in this Announcement are London times unless otherwise stated.
References to the singular include the plural and vice versa.
References to an enactment include references to that enactment as amended, replaced, consolidated or reenacted by or under any other enactment before or after the Announcement Date.